Exhibit 10.84
EXECUTION

FIRST AMENDMENT AND RESTATEMENT AGREEMENT

DATED 9 MARCH, 2018

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
(as borrower)

with

NET1 UEPS TECHNOLOGIES, INC
(Holdco)

arranged by

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
NEDBANK LIMITED
(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
(the Arrangers)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
NEDBANK LIMITED
(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
(as Original Senior Lenders)

with

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as facility agent)

relating to the Common Terms Agreement, originally dated 21 July, 2017

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THIS AGREEMENT is made between:

(1)	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, registration number 2002/031446/07 (the Borrower);

(2)	NET1 UEPS TECHNOLOGIES, INC. a Florida corporation (Holdco);

(3)	THE PARTIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors);

(4)

FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) and NEDBANK LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division), as mandated lead arrangers (in this capacity, the Arrangers);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as original lenders (in this capacity, the Original Senior Lenders); and

(6)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) as agent of the other Finance Parties (the Facility Agent).

BACKGROUND:

(A)	This Agreement is supplemental to, amends and restates (but does not novate) the Original Common Terms Agreement (defined below).

(B)	The Parties have consented to the amendments to the Original Common Terms Agreement contemplated by this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

1.1.1	Amended & Restated Common Terms Agreement means the Original Common Terms Agreement, as amended and restated pursuant to this Agreement.

1.1.2	Amendment Document means:

(a)	this Agreement; and

(b)	the Amended & Restated Common Terms Agreement;

1.1.3	Effective Date means the date on which the Facility Agent issues the notice referred to in Clause 2.1 (Effective Date).

1.1.4

Original Common Terms Agreement means the written agreement entitled "Common Terms Agreement", dated 21 July, 2017, between, among others, the Borrower (as borrower), the Original Senior Lenders and the Facility Agent (as agent of the other Finance Parties).

1.1.5	Party means a party to this Agreement.

1.1.6

Senior Facility D Agreement means the written agreement entitled "Senior Facility D Agreement", dated on or about the Signature Date, between the Borrower (as borrower), the Original Senior Facility D Lender and the Facility Agent.

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1.1.7	Signature Date means the date on which, once this Agreement has been signed by all the Parties, it is signed by the last Party to do so.

Unless expressly otherwise defined in this Agreement, terms and expressions defined in the Amended & Restated Common Terms Agreement have the same meaning in this Agreement.

1.2	Construction

The provisions of clause 1 (Definitions and Interpretation), Clause 33 (Notices) and Clause 36 (General Provisions) of the Amended & Restated Common Terms Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references to the Amended & Restated Common Terms Agreement are to be construed as references to this Agreement.

2.	EFFECTIVE DATE

2.1	The Original Common Terms Agreement will not be amended by this Agreement unless the Facility Agent notifies the Borrower and the Lenders that:

2.1.1	it has received a copy of this Agreement duly signed by each Party; and

2.1.2	the Borrower has delivered to the Facility Agent all the documents set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lenders.

The Facility Agent must give this notification as soon as reasonably practicable. The requirements set out in this Clause 2.1 are for the benefit solely of the Finance Parties. The Facility Agent, acting on the instructions of all the Lenders, may waive or defer delivery of any or all of the documents set out in Schedule 2 (Conditions Precedent), subject to such other conditions (if any) as it may determine (acting on the instructions of all the Lenders).

2.2

If the Facility Agent does not give the notice contemplated in Clause 2.1 above to the Borrower and the Lenders on or before 23:59 on 29 March, 2018, the Original Common Terms Agreement shall not be amended as provided in this Agreement.

3.	AMENDMENTS

3.1	Amendment and restatement of Finance Documents

Subject to the terms of this Agreement, on and with effect from the Effective Date the Original Common Terms Agreement will be amended so that it reads as if it were restated in the form set out in Schedule 3 (Amended and Restated Common Terms Agreement).

3.2	Finance Documents

On and with effect from the Effective Date, any reference in a Finance Document to the "Common Terms Agreement" shall be a reference to that agreement as amended and restated pursuant to this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

Each Obligor makes the representations and warranties set out in this Clause to each Finance Party on the Signature Date. References in this Clause to it or its include, unless the context otherwise requires, each Obligor.

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4.1	Status

4.1.1	It is a limited liability corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

4.1.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

4.2	Capacity, power and authority

4.2.1

It has the legal capacity and power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

4.2.2	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

4.3	Binding obligations

4.3.1	The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

4.3.2	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

4.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the establishment of Transaction Security pursuant to the Security Documents to which it is a party, do not and will not conflict with:

4.4.1	any law or regulation applicable to it;

4.4.2	its or any of its Subsidiaries' constitutional documents; or

4.4.3

any material agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument.

4.5	Authorisations

Except as expressly set out in Schedule 10 (Disclosure Schedule) of the Original Common Terms Agreement, all authorisations required:

4.5.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party;

4.5.2	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

4.5.3

for it and those of its Subsidiaries which are members of the Group to carry on their respective businesses in the ordinary course and in all material respects as they are being conducted, have been obtained or effected and are in full force and effect.

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4.6	Repeating Representations

The Repeating Representations:

4.6.1	are true; and

4.6.2	would also be true if references to the Original Common Terms Agreement were construed as references to the Original Common Terms Agreement as amended by this Agreement.

In each case, each Repeating Representation is made by reference to the circumstances existing at the Signature Date.

5.	GUARANTEES

On the Effective Date, each Obligor:

5.1	confirms its acceptance of the Amendment Documents;

5.2	agrees that it is bound as an Obligor by the terms of the Amendment Documents; and

5.3	(if a Guarantor) confirms that its guarantee under clause 18 (Guarantee and Indemnity) of the Original Common Terms Agreement and under any other Finance Document entered into with a Finance Party:

5.3.1	continues in full force and effect on the terms of the Amended & Restated Common Terms Agreement; and

5.3.2	extends to the obligations of the Obligors under the Amendment Documents (including the Amended & Restated Common Terms Agreement) and the Senior Facility D Agreement.

6.	SECURITY

On the Effective Date, each Obligor confirms that:

6.1

any Security created by it under the Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended & Restated Common Terms Agreement) and the Senior Facility D Agreement; and

6.2	the Security created under each Security Document to which it is a party continues in full force and effect on the terms of the respective Security Documents.

7.	MISCELLANEOUS

7.1	This Agreement is a Finance Document.

7.2	The Original Common Terms Agreement and this Agreement will, from the Effective Date, be read and construed as one document.

7.3	Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect without any amendment whatsoever.

7.4

Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

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8.	GOVERNING LAW

This Agreement is governed by the laws of South Africa.

9.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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SCHEDULE 1

THE PARTIES

PART I

THE ORIGINAL OBLIGORS

	Name of Borrower	Jurisdiction of Incorporation	Registration number (or equivalent, if any)

1.	Net1 Applied Technologies South Africa Proprietary Limited	South Africa	2002/031446/07

	Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Net1 UEPS Technologies, Inc.	State of Florida, United States	N/A
2.	Net1 Applied Technologies South Africa Proprietary Limited	South Africa	2002/031446/07
3.	Cash Paymaster Services Proprietary Limited	South Africa	1971/007195/07
4.	EasyPay Proprietary Limited	South Africa	1983/008597/07
5.	Manje Mobile Electronic Payment Services Proprietary Limited	South Africa	2008/004377/07
6.	Moneyline Financial Services Proprietary Limited	South Africa	1998/020799/07
7.	Net1 FIHRST Holdings Proprietary Limited	South Africa	2009/022023/07
8.	Net1 Finance Holdings Proprietary Limited	South Africa	1998/020801/07
9.	Net1 Mobile Solutions Proprietary Limited	South Africa	2006/009851/07
10.	Net1 Universal Electronic Technological Solutions Proprietary Limited	South Africa	2009/001034/07
11.	Prism Holdings Proprietary Limited	South Africa	1998/018949/07
12.	Prism Payment Technologies Proprietary Limited	South Africa	1990/005062/07
13.	RMT Systems Proprietary Limited	South Africa	2001/028826/07

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PART II

THE ORIGINAL SENIOR LENDERS

Name of Lender
1.	FirstRand Bank Limited (acting through its Rand Merchant Bank division)
2.	Nedbank Limited (acting through its Corporate and Investment Banking division)

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SCHEDULE 2

CONDITIONS PRECEDENT

1.	ORIGINAL OBLIGORS

1.1	A copy of the constitutional documents of each Original Obligor.

1.2	A copy of a resolution of the board of directors of each Original Obligor and other members of the Group which are party to a Finance Document:

1.2.1

approving the terms of, and the transactions contemplated by, this Agreement and (in the case of the Borrower) the Senior Facility D Agreement and resolving that it execute this Agreement and (in the case of the Borrower) the Senior Facility D Agreement;

1.2.2

authorising it, for all purposes required under sections 45 and/or 46 of the Companies Act (as applicable), to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into of this Agreement and (in the case of the Borrower) the Senior Facility D Agreement;

1.2.3	authorising a specified person or persons to execute this Agreement and (in the case of the Borrower) the Senior Facility D Agreement on its behalf; and

1.2.4

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and (in the case of the Borrower) the Senior Facility D Agreement.

1.3

A copy of a special resolution duly passed by the holders of the issued shares of each Original Guarantor authorising it, for all purposes required under section 45 of the Companies Act, to provide the "financial assistance" that may arise as a result of its entry into this Agreement and (in the case of the Borrower) the Senior Facility D Agreement.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5	A certificate of the Borrower and each other Original Obligor (signed by a director or other authorised signatory):

1.5.1	confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.5.2	certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

1.6	A certificate of the Borrower (signed by a director or other authorised signatory) confirming as at the Effective Date that:

1.6.1	no Default or Event of Default has occurred or is continuing or will result from the execution of this Agreement and the Senior Facility D Agreement;

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1.6.2	the representations and warranties set out in Clause 19 (Representations) of the Amended & Restated Common Terms Agreement are true and correct in all respects;

1.6.3	that no event or series of events or circumstances has occurred or arisen which, in the Borrower’s opinion, is likely to have a Material Adverse Effect;

1.6.4

that no investigation, litigation, arbitration or administrative proceedings of or before any court, arbitral body, competent competition authority or other regulatory authority or government agency which, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect have, to the best of its knowledge and belief, been started or threatened against it or any member of the Group.

1.7

If such Original Obligor is a US Guarantor, a certificate as to the existence and good standing (including verification of tax status, if generally available) of such US Guarantor from the appropriate governmental authorities in such US Guarantor’s jurisdiction of organisation, in form and substance satisfactory to the Facility Agent and its counsel.

1.8

If such Original Obligor is a US Guarantor, a solvency certificate signed by the chief financial officer or chief accounting officer of such Obligor in form and substance satisfactory to the Facility Agent and its counsel.

2.	Legal opinions

2.1

A legal opinion of Webber Wentzel, legal advisers to the Finance Parties, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement in respect of the legality, validity and enforceability of this Agreement and the Senior Facility D Agreement.

2.2

A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Obligors in South Africa, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement, in respect of the capacity, powers and authority of those members of the Group incorporated in South Africa which are party to the Finance Documents, to enter into and perform their obligations under this Agreement and the Senior Facility D Agreement and the due execution of this Agreement and the Senior Facility D Agreement.

2.3

A legal opinion of DLA Piper, legal advisers to the Finance Parties in the US, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement, in respect of the capacity, powers and authority of those members of the Group incorporated in the US which are party to the Finance Documents, to enter into and perform their obligations under this Agreement and the due execution of this Agreement.

3.	Finance Documents

An original of each of the following Finance Documents duly entered into by each Party to it:

3.1	this Agreement;

3.2	the Senior Facility D Agreement; and

3.3	a Fee Letter in relation to the non-refundable deal origination fee payable to the Original Senior Facility D lender.

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4.	DNI Transaction Documents

4.1

A copy of the "Tranche I Subscription Agreement", dated on or about the Effective Date, between the Borrower and DNI, in terms of which, amongst others, the Borrower subscribes for 4,000,000 ordinary "A" shares in the authorised ordinary share capital of DNI, executed by all parties thereto.

4.2

A copy of the "Tranche II Subscription Agreement", dated on or about the Effective Date, between the Borrower and DNI, in terms of which, amongst others, the Borrower subscribes for 6,000,000 ordinary "A" shares in the authorised ordinary share capital of DNI, executed by all parties thereto (the Tranche II Subscription Agreement).

4.3	A copy of the R126,000,000 "Net1 Loan Agreement" between the Borrower and DNI, executed by all parties thereto.

4.4

A copy of the R126,000,000 "DNI Loan Agreement" between the Borrower, AJD Holdings Proprietary Limited and Richmark Holdings Proprietary Limited, executed by all parties thereto (together with the agreements set in in clauses 4.1, 4.2 and 4.3 above, the DNI Transaction Documents).

4.5	A certificate from an authorised signatory of the Borrower confirming that:

4.5.1	no condition precedent to any DNI Transaction Document has been waived or amended without the written agreement of the Facility Agent;

4.5.2

each DNI Transaction Document is unconditional save for (i) any reference to the financing to be provided pursuant to Facility D being available and (ii) in the case of the Tranche II Subscription Agreement, any reference to the approval of the subscription by the Competition Authorities (as defined in the Tranche II Subscription Agreement); and

4.5.3	it is not entitled to terminate any DNI Transaction Document or to refuse to complete the transaction under any such DNI Transaction Document.

5.	Credit Approval

The approval of the credit committee of each Original Lender of the grant of Senior Facility D to the Borrower under the Finance Documents.

6.	Know Your Customer Requirements

Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) to carry out and be satisfied that it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

7.	Other documents and evidence

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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SCHEDULE 3

AMENDED AND RESTATED COMMON TERMS AGREEMENT

COMMON TERMS AGREEMENT

ORIGINALLY DATED 21 JULY, 2017
AS AMENDED AND RESTATED ON 9 MARCH, 2018

SENIOR TERM LOAN FACILITIES

for

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
(the Borrower)

with

NET1 UEPS TECHNOLOGIES, INC
(Holdco)

arranged by

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
NEDBANK LIMITED
(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
(the Arrangers)

and

THE FINANCIAL INSTITUTIONS LISTED IN PART II
OF SCHEDULE 1 (THE ORIGINAL PARTIES)
(the Original Senior Lender)

with

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(the Facility Agent)

THIS AGREEMENT is made between:

(7)	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, registration number 2002/031446/07 (the Borrower);

(8)	NET1 UEPS TECHNOLOGIES, INC. a Florida corporation (Holdco);

(9)	THE PARTIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors);

(10)

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) and NEDBANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION), as mandated lead arrangers (in this capacity, the Arrangers);

(11)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as original lenders (in this capacity, the Original Senior Lenders); and

(12)	FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) as agent of the other Finance Parties (the Facility Agent).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

1.1.1	Acceptable Bank means:

(a)	any of Absa Bank Limited, Capitec Bank Limited, FirstRand Bank Limited, Grindrod Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited;

(b)

a bank or financial institution which has an international rating for its long-term unsecured and non-credit enhanced debt obligations of BBB- or higher by Standard & Poor's Ratings Services or Baa3 or higher by Moody's Investor Services Limited, or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Facility Agent;

1.1.2	Accession Letter means a document substantially in the form set out in Part I of Schedule 4 (Form of Accession Letter);

1.1.3	Additional Guarantor means a person which becomes an Additional Guarantor in accordance with Clause 25.2 (Additional Guarantors);

1.1.4	Administrative Parties means the Arranger and the Facility Agent (and Administrative Party, as the context requires, means any of them);

1.1.5	Affiliate, in relation to any person, means a Subsidiary of that person or a Holding Company of that person, or any other Subsidiary of that Holding Company;

1.1.6	Applicable Margin means, for any amount (including an Unpaid Sum) outstanding under a particular Senior Facility, the rate per annum specified as such in the applicable Senior Facility Agreement;

1.1.7	Approved Bank means an Acceptable Bank which has been given and has acknowledged all notices (if any) required to be given to it under an applicable Security Agreement;

1.1.8	Auditors means Deloitte, or any other firm appointed or otherwise approved in advance by the Facility Agent in accordance with Clause 20.5.2 (Auditors);

1.1.9	Availability Period, in relation to Senior Facility A, Senior Facility B, Senior Facility C or Senior Facility D, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.10	Available Commitment, in relation to Senior Facility A, Senior Facility B, Senior Facility C or Senior Facility D, means a Lender's Commitment under that Senior Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Senior Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Senior Facility on or before the proposed Utilisation Date;

1.1.11

Available Distribution Amount means, at any relevant time, the maximum amount that the Borrower is entitled to pay to Holdco by way of cash distribution at that time, as determined in accordance with the conditions set out in Clause 22.19.2 (Distributions);

1.1.12

Available Facility, in relation to Senior Facility A, Senior Facility B, Senior Facility C or Senior Facility D, means the aggregate for the time being of each Lender's Available Commitment in respect of that Senior Facility;

1.1.13

Base Rate means for an Interest Period of any Loan or Unpaid Sum, JIBAR, or for an Interest Period of a Loan which is less than a full period of three months (a Broken JIBAR Period), the rate determined in accordance with the following formula:

where:

R	=	the Base Rate;

R1	=	JIBAR for the period closest to but less than the Broken JIBAR Period plus, if this would result in R1 being equal to the JIBAR Overnight Deposit Rate, 0.10 per cent.;

R2	=	JIBAR for the period closest to but greater than the Broken JIBAR Period;

T	=	the number of days in the Broken JIBAR Period;

T1	=	the number of days in the period for which R1 is quoted on the first day of the Broken JIBAR Period;

T2	=	the number of days in the period for which R2 is quoted on the first day of the Broken JIBAR Period;

1.1.14

BEE Party means a juristic person, trust or entity in respect of which historically disadvantaged persons beneficially hold and control at least the minimum percentage ownership interests therein and/or derive therefrom the minimum economic benefits as may be stipulated from time to time pursuant to the applicable industry sector charter, as read with any applicable black economic empowerment codes of conduct and which, in any case, is not a member of the Group;

1.1.15	Cash Distribution has the meaning given to it in Clause 22.19.2 (Distributions);

1.1.16	Cash Distribution Prepayment Amount has the meaning given to it in Clause 22.19.2(f) (Distributions);

1.1.17	Cell C means Cell C Proprietary Limited (registration number 1999/007722/07), a company registered under the laws of South Africa;

1.1.18	Cell C Shares means 75,000,000 shares in the share capital of Cell C;

1.1.19	Break Costs, in relation to any Senior Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.20	Break Gains in relation to any Senior Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.21	Business Day means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

1.1.22	Cash Paymaster means Cash Paymaster Services Proprietary Limited (registration number 1971/007195/07), a company registered under the laws of South Africa;

1.1.23	Closing Date means the date on which the Facility Agent issues the notice contemplated by Clause 4.1 (Initial conditions precedent);

1.1.24	Commitment means a Senior Facility A Commitment, a Senior Facility B Commitment, a Senior Facility C Commitment or a Senior Facility D Commitment;

1.1.25	Companies Act means the Companies Act, 2008, including all regulations promulgated under that act;

1.1.26	Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise in the agreed form;

1.1.27

Confidential Information means all information relating to the Borrower, any other Obligor, the Group, the Finance Documents or a Senior Facility in the possession of a Finance Party in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Senior Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a result of any breach by that Finance Party of Clause 35 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

1.1.28	Confidentiality Undertaking means a confidentiality undertaking substantially in the form set out in Schedule 9 (Form of Confidentiality Undertaking) or otherwise in the agreed form;

1.1.29	Default means:

(a)	an Event of Default; or

(b)

any event or circumstance which (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) would be an Event of Default;

1.1.30	Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Senior Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

1.1.31	DNI means DNI-4PL Contracts Proprietary Limited (registration number 2005/040937/07), a company registered under the laws of South Africa;

1.1.32	DNI Shares means 44,999,999 shares in the share capital of DNI;

1.1.33	Dormant Subsidiary means each member of the Group listed in Schedule 11 (Dormant Subsidiaries);

1.1.34	Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water);

1.1.35

Environmental Claim means any claim, litigation, arbitral proceedings or administrative proceedings, formal notice or investigation by any authority in respect of any Environmental Law or any authorisation held (or required to be held) under applicable Environmental Law;

1.1.36	Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	harm to or the protection of human health; or

(c)

the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;

1.1.37

Environmental Permit means any permit and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group or in respect of any immovable properties owned or used by any member of the Group;

1.1.38	Event of Default means any event or circumstance specified in Clause 23 (Events of Default);

1.1.39	FATCA means:

(a)

sections 1471 to 1474 of the Code, as amended from time to time, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to section 1471(b) of the Code;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

1.1.40	FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

1.1.41	FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;

1.1.42

Fee Letter means any letter or letters entered into by reference to this Agreement, dated on or about the Signature Date, between one or more Administrative Parties and the Borrower setting out any of the fees referred to in Clause 12 (Fees);

1.1.43	Final Discharge Date means the date on which:

(a)

the Senior Facility A Outstandings, Senior Facility B Outstandings, Senior Facility C Outstandings and Senior Facility D Outstandings have been irrevocably and unconditionally paid and discharged in full (whether or not as a result of enforcement); and

(b)	no Finance Party has any commitment whatsoever to provide finance or any other form of credit or financial accommodation to any person under any Finance Document,

as certified in writing by the Facility Agent (acting on the instructions of all the Lenders) within 5 Business Days of receipt of a request for confirmation from the Borrower, if all the requirements above have in fact been met;

1.1.44	Final Maturity Date, in relation to any Senior Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.45	Finance Document means:

(a)	this Agreement;

(b)	the First Amendment and Restatement Agreement;

(c)	each Senior Facility Agreement;

(d)	the Subordination Agreement;

(e)	the Master Implementation and Funds Flow Agreement;

(f)	each Security Document;

(g)	any Fee Letter;

(h)	the Intercreditor Agreement;

(i)	a Transfer Certificate;

(j)	any Accession Letter;

(k)	any Resignation Letter;

(l)	any Utilisation Request;

(m)	a Compliance Certificate;

(n)	any document amending any Finance Document referred to in this Clause above,

and any other document designated as such by agreement between the Facility Agent and the Borrower;

1.1.46	Finance Parties means the Lenders and the Administrative Parties (and Finance Party, as the context requires, means any of them);

1.1.47	Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed, credit provided and debit balances at financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)

any amount raised by the issue of a share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or may become mandatorily redeemable or redeemable at the option of its holder (including upon the occurrence of any default under the terms of issue of any such share);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above;

1.1.48

First Amendment and Restatement Agreement means the written agreement entitled "First Amendment and Restatement Agreement", dated on or about 8 March, 2018, between, amongst others, the Borrower (as borrower), the Original Senior Facility D Lender (as lender) and the Facility Agent;

1.1.49	Fraudulent Transfer Law means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law;

1.1.50	Group means the Borrower and each of its Subsidiaries from time to time, but excluding Smart Life;

1.1.51

Group Structure Chart means the written group structure diagram delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) and Schedule 2 (Conditions Precedent) on or before the Closing Date;

1.1.52	Guarantor means an Original Guarantor or an Additional Guarantor;

1.1.53	Holding Company, in relation to a company or corporation, means any other company or corporation in respect of which it is a Subsidiary;

1.1.54

IFRS means international accounting standards within the meaning of IAS Regulation (EC) No 1606/2002 of the European Parliament and of the Council of the European Union, to the extent applicable to the relevant financial statements;

1.1.55	Insurance means any contract or policy of insurance and reinsurance taken out by or on behalf of a member of the Group or under which it has a right to claim;

1.1.56	Intellectual Property Rights means:

(a)	any know-how, patent, trade mark, service mark, design, invention, trading or business name, domain name, topographical or similar right;

(b)	any copyright, data base or other intellectual property right; or

(c)	any interest and rights to use (including by way of licence) in the above,

in each case whether registered or not, and includes any related application;

1.1.57	Intercreditor Agreement means the intercreditor agreement between the Finance Parties in relation to this Agreement and the other Finance Documents;

1.1.58	Interest Period, in relation to any Senior Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.59	Interest Payment Date, in relation to any Senior Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.60	ITA means the Income Tax Act 58 of 1962;

1.1.61	JIBAR means, for an Interest Period of any Loan or Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)

(if no Screen Rate is available for the Interest Period of that Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11h00 on the Quotation Day for the offering of deposits in Rand for a period comparable to that Interest Period;

1.1.62	JIBAR Overnight Deposit Rate means, for an Interest Period of any Loan or Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)

(if no Screen Rate is available for the Interest Period of that Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11h00 on the Quotation Day for the offering of overnight deposits in Rand;

1.1.63

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership (whether an en commandite partnership or any other partnership) or similar person, comprising an association of two or more persons to undertake a business enterprise through a combination of assets and/or expertise;

1.1.64	Lenders means:

(a)	the Senior Facility A Lenders;

(b)	the Senior Facility B Lenders;

(c)	the Senior Facility C Lenders; and

(d)	the Senior Facility D Lenders,

and Lender, as the context requires, means any of them;

1.1.65	Loan means a loan made or to be made under a Senior Facility, or the principal amount outstanding of that loan from time to time;

1.1.66	Longstop Date means 31 July, 2017;

1.1.67	Master Implementation and Funds Flow Agreement means the implementation and funds flow agreement, dated on or about 14 July, 2017, between, among others, Cell C and the Borrower;

1.1.68	Material Adverse Effect means an event or circumstance which has or is reasonably likely to have a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Borrower, any other Obligor and/or the Group taken as a whole;

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)

the validity or enforceability of the Finance Documents or the validity or enforceability of, or the effectiveness or ranking of any Transaction Security granted or purported to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents;

1.1.69

Material Subsidiary means a Subsidiary of the Borrower whose gross assets, EBITDA (as defined in this Clause below) or total revenue equal or exceed 5.00 per cent. or more of the gross assets, Consolidated EBITDA or total revenue of the Group. For this purpose:

(a)	the gross assets, EBITDA or total revenue of a Subsidiary of the Borrower will be determined using the latest audited consolidated financial statements of the Borrower;

(b)

if a Subsidiary of the Borrower becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Borrower have been prepared, the gross assets, EBITDA or total revenue of that Subsidiary will be determined from its latest consolidated financial statements;

(c)	the gross assets, Consolidated EBITDA or total revenue of the Group will be determined from the latest audited consolidated financial statements of the Borrower;

(d)

the EBITDA of a Subsidiary (or a company or business subsequently acquired or disposed of) will be determined on the same basis as Consolidated EBITDA (as defined in Clause 1.2 (Financial Definitions)), except that references to the Borrower will be construed as references to that Subsidiary, company or business.

Notwithstanding the above, each of the following companies will be a Material Subsidiary:

(i)	each Original Guarantor (other than the Borrower);

(ii)	any Subsidiary of the Borrower which is a direct Holding Company of an Obligor;

(iii)	each directly or indirectly wholly-owned Subsidiary of the Borrower (other than any Dormant Subsidiary); or

(iv)	any member of the Group to which an Obligor or a Material Subsidiary disposes of all or any substantial part of its assets (on the date of that transfer and for any applicable period thereafter);

1.1.70	Moneyline means Moneyline Financial Services Proprietary Limited (registration number 1998/020799/07), a company registered under the laws of South Africa;

1.1.71	Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

The above rules will only apply to the last Month of any period;

1.1.72	Obligors means the Borrower, Holdco and the Guarantors (and Obligor, as the context requires, means any of them);

1.1.73	Original Financial Statements means the audited consolidated financial statements of the Borrower for the financial year ended 30 June, 2016;

1.1.74	Original Obligors means the Borrower and the Original Guarantors (and Original Obligor, as the context requires, means any of them);

1.1.75

Original Senior Facility A Lender means each Original Senior Lender which has a Senior Facility A Commitment set opposite its name in Column 4 (Senior Facility A Commitment) of the table in Part II of Schedule 1 (The Original Parties);

1.1.76

Original Senior Facility B Lender means each Original Senior Lender which has a Senior Facility B Commitment set opposite its name in Column 5 (Senior Facility B Commitment) of the table in Part II of Schedule 1 (The Original Parties);

1.1.77	Original Senior Facility C Lender means each Original Senior Facility A Lender;

1.1.78

Original Senior Facility D Lender means the Original Senior Lender which has a Senior Facility D Commitment set opposite its name in Column 6 (Senior Facility D Commitment) of the table in Part II of Schedule 1 (The Original Parties);

1.1.79	Party means a party to this Agreement;

1.1.80	Permitted Acquisition has the meaning given to that term in Clause 22.9 (Acquisitions);

1.1.81

Permitted BEE Transaction means any acquisition of shares or interests by or disposal of shares or interest to a BEE Party, provided that the transaction is concluded in order to comply with the requirements of the Group or any member thereof under an applicable code of good practice issued in terms of section 9 of the Broad Based Black Economic Act 53 of 2003;

1.1.82	Permitted Disposal has the meaning given to that term in Clause 22.6 (Disposals);

1.1.83	Permitted Distribution has the meaning given to that term in Clause 22.19.1 (Distribution);

1.1.84	Permitted Encumbrance has the meaning given to that term in Clause 22.4 (Negative pledge);

1.1.85	Permitted Financial Indebtedness has the meaning given to that term in Clause 22.5 (Financial Indebtedness);

1.1.86	Permitted Guarantee has the meaning given to that term in Clause 22.12 (Third party guarantees);

1.1.87	Permitted Loan has the meaning given to that term in Clause 22.11 (Loans out);

1.1.88	Permitted Share Issue has the meaning given to that term in Clause 22.18.2 (Share capital);

1.1.89	Permitted Treasury Transaction has the meaning given to that term in Clause 22.13 (Treasury Transactions);

1.1.90	Pro Rata Share means, at any time:

(a)

if there are no Senior Facility Outstandings under a Senior Facility at that time, the proportion which a Lender's Commitment under that Senior Facility bears to all the Commitments under that Senior Facility;

(b)	at all other times, the proportion which a Lender's Senior Facility Outstandings under a Senior Facility bears to all the Senior Facility Outstandings under that Senior Facility;

1.1.91

Quotation Day, in relation to any period for which an interest rate is to be determined, means the first day of that period or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the Johannesburg interbank market;

1.1.92	Recovered Net Proceeds has the meaning given to that term in Clause 7.4 (Mandatory prepayment - material disposal and insurance proceeds);

1.1.93

Reference Banks means the principal Johannesburg offices of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited, or such other banks as may be appointed by the Facility Agent in consultation with the Borrower;

1.1.94

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

1.1.95	Repayment Instalment means, in relation to a Senior Facility, each scheduled instalment for the repayment of a Senior Loan, as set out in the relevant Senior Facility Agreement;

1.1.96	Repeating Representations means, at any time, the representations and warranties which are made or deemed to be repeated under Clause 19.30 (Times for making representations and warranties);

1.1.97	Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

1.1.98	Resignation Letter means a letter substantially in the form set out in Schedule 5 (Form of Resignation Letter);

1.1.99	Sanctioned Entity means:

(a)	a person, country or territory which is listed on a Sanctions List or is subject to Sanctions;

(b)	a person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;

1.1.100	Sanctioned Transaction means the use of the proceeds of the Senior Facilities for the purpose of financing or providing any credit, directly or indirectly, to:

(a)	a Sanctioned Entity; or

(b)

any other person or entity, if a member of the Group has actual knowledge that the person or entity proposes to use the proceeds of the financing or credit for the purpose of financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions;

1.1.101	Sanctions means trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority;

1.1.102	Sanctions Authority means:

(a)	the United Nations;

(b)	the European Union;

(c)	the Council of Europe (founded under the Treaty of London, 1946);

(d)	the government of the United States of America;

(e)	the government of the United Kingdom;

(f)	the government of the Republic of France,

and any of their governmental authorities, including, without limitation, the Office of Foreign Assets Control for the US Department of Treasury (OFAC), the US Department of Commerce, the US State Department or the US Department of the Treasury, Her Majesty's Treasury (HMT) and the French Ministry of Finance (MINEFI);

1.1.103	Sanctions List means:

(a)	the Specially Designated Nationals and Blocked Persons List maintained by OFAC;

(b)	the Consolidated List of Financial Sanctions Targets and the Investments Ban List maintained by HMT,

and any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time;

1.1.104	Screen Rate means:

(a)

for JIBAR, the Johannesburg Interbank Agreed Rate, polled and published by the South African Futures Exchange (a division of the JSE Limited) for deposits in Rand for the relevant period, as displayed on the Reuters Screen SAFEY Page alongside the caption "SFX 3M YLD" at the applicable time; or

(b)

for the JIBAR Overnight Deposit Rate, the SAFEX overnight call deposit rate, polled and published by the South African Futures Exchange (a division of the JSE Limited) for deposits in Rand for the relevant period, as displayed on the Reuters Screen SAFEY Page alongside the caption "SFXROD" at the applicable time;

If the relevant page is replaced or the information service ceases to be available, the Facility Agent (after consultation with the Borrower and the Lenders) may specify another page or service displaying the appropriate rate;

1.1.105	Security means:

(a)

a mortgage bond, notarial bond, cession in security, pledge, hypothec, lien, charge, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect but excluding statutory preferences;

(b)	any arrangement under which money or claims may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

(c)	any other type of preferential agreement or arrangement (including title retention) having an effect similar to the creation of a security interest;

1.1.106	Security Agreement means the Security Cession & Pledge;

1.1.107

Security Cession & Pledge means the pledge and cession in securitatem debiti of all the shares, securities and other ownership interests it holds in Cell C and DNI with all its debt claims (on shareholder loan account or otherwise) against any such person;

1.1.108	Security Document means:

(a)	each Security Agreement; and

(b)	any other document evidencing or creating any Security over any asset of any Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents;

1.1.109	Senior Facilities means Senior Facility A, Senior Facility B, Senior Facility C and Senior Facility D (and Senior Facility, as the context requires, means any of them);

1.1.110

Senior Facility Agreements means the Senior Facility A Agreement, the Senior Facility B Agreement, the Senior Facility C Agreement and the Senior Facility D Agreement (and Senior Facility Agreement, as the context requires, means any of them);

1.1.111	Senior Facility Loan means a Loan under a Senior Facility;

1.1.112	Senior Facility A means the amortising term loan facility described in Clause 2 (The Senior Facilities) made available under this Agreement and the Senior Facility A Agreement;

1.1.113

Senior Facility A Agreement means the R750,000,000 amortising term loan facility agreement, dated on or about the Signature Date, between the Original Senior Facility A Lenders, the Facility Agent and the Borrower (as borrower);

1.1.114	Senior Facility A Commitment means:

(a)

in relation to an Original Senior Lender, the amount set opposite its name under the heading "Senior Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Senior Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Senior Lender, the amount of any Senior Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or the Senior Facility A Agreement;

1.1.115	Senior Facility A Lenders means:

(a)	any Original Senior Facility A Lender; and

(b)	any bank, financial institution, trust, fund or other entity which becomes a Party as a Senior Facility A Lender after the Signature Date in accordance with Clause 24 (Changes to the Lenders),

in each case, which has not ceased to be a Party in accordance with the terms of this Agreement (and Senior Facility A Lender, as the context requires, means any of them);

1.1.116	Senior Facility A Loan means a Loan under Senior Facility A;

1.1.117

Senior Facility A Outstandings means at any time, in relation to a Senior Facility A Lender, the aggregate of all amounts of loan principal, accrued interest, Break Costs, prepayment penalties, fees and all other amounts outstanding in respect of Senior Facility A under the Finance Documents (including, without limitation, any claim for damages or restitution, any claim as a result of any recovery by an Obligor or another person of a payment or discharge under the Finance Documents on the grounds of preference, and each amount which would be included in any of the above but for any discharge, non-provability or unenforceability of a claim in any insolvency or other proceedings);

1.1.118	Senior Facility B means the amortising term loan facility described in Clause 2 (The Senior Facilities) made available under this Agreement and the Senior Facility B Agreement;

1.1.119

Senior Facility B Agreement means the R500,000,000 amortising term loan facility agreement, dated on or about the Signature Date, between the Original Senior Facility B Lenders, the Facility Agent and the Borrower (as borrower);

1.1.120	Senior Facility B Commitment means:

(a)

in relation to an Original Senior Lender, the amount set opposite its name under the heading "Senior Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Senior Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Senior Lender, the amount of any Senior Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or the Senior Facility B Agreement;

1.1.121	Senior Facility B Lenders means:

(a)	any Original Senior Facility B Lender; and

(b)	any bank, financial institution, trust, fund or other entity which becomes a Party as a Senior Facility B Lender after the Signature Date in accordance with Clause 24 (Changes to the Lenders),

in each case, which has not ceased to be a Party in accordance with the terms of this Agreement (and Senior Facility B Lender, as the context requires, means any of them);

1.1.122	Senior Facility B Loan means a Loan under Senior Facility B;

1.1.123

Senior Facility B Outstandings means at any time, in relation to a Senior Facility B Lender, the aggregate of all amounts of loan principal, accrued interest, Break Costs, prepayment penalties, fees and all other amounts outstanding in respect of Senior Facility B under the Finance Documents (including, without limitation, any claim for damages or restitution, any claim as a result of any recovery by an Obligor or another person of a payment or discharge under the Finance Documents on the grounds of preference, and each amount which would be included in any of the above but for any discharge, non-provability or unenforceability of a claim in any insolvency or other proceedings);

1.1.124	Senior Facility C means the amortising term loan facility described in Clause 2 (The Senior Facilities) made available under this Agreement and the Senior Facility C Agreement;

1.1.125

Senior Facility C Agreement means the amortising term loan facility agreement, dated on or about the Signature Date, between the Original Senior Facility C Lenders, the Facility Agent and the Borrower (as borrower);

1.1.126	Senior Facility C Commitment has the meaning given to that term in Clause 2.3.2 (Senior Facility C);

1.1.127	Senior Facility C Lender has the meaning given to that term in Clause 2.3.2 (Senior Facility C);

1.1.128	Senior Facility C Loan means a Loan under Senior Facility C;

1.1.129

Senior Facility C Outstandings means at any time, in relation to a Senior Facility C Lender, the aggregate of all amounts of loan principal, accrued interest, Break Costs, prepayment penalties, fees and all other amounts outstanding in respect of Senior Facility C under the Finance Documents (including, without limitation, any claim for damages or restitution, any claim as a result of any recovery by an Obligor or another person of a payment or discharge under the Finance Documents on the grounds of preference, and each amount which would be included in any of the above but for any discharge, non-provability or unenforceability of a claim in any insolvency or other proceedings);

1.1.130	Senior Facility D means the amortising term loan facility described in Clause 2 (The Senior Facilities) made available under this Agreement and the Senior Facility D Agreement;

1.1.131

Senior Facility D Agreement means the R210,000,000 amortising term loan facility agreement, dated on or about the date of the First Amendment and Restatement Agreement, between the Original Senior Facility D Lenders, the Facility Agent and the Borrower (as borrower);

1.1.132	Senior Facility D Commitment means:

(a)

in relation to the Original Senior Facility D Lender, the amount set opposite its name under the heading "Senior Facility D Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Senior Facility D Commitment transferred to it under this Agreement; and

(b)	in relation to any other Senior Lender, the amount of any Senior Facility D Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement or the Senior Facility D Agreement;

1.1.133	Senior Facility D Lenders means:

(a)	the Original Senior Facility D Lender; and

(b)	any bank, financial institution, trust, fund or other entity which becomes a Party as a Senior Facility D Lender after the Signature Date in accordance with Clause 24 (Changes to the Lenders),

in each case, which has not ceased to be a Party in accordance with the terms of this Agreement (and Senior Facility D Lender, as the context requires, means any of them);

1.1.134	Senior Facility D Loan means a Loan under Senior Facility D;

1.1.135

Senior Facility D Outstandings means at any time, in relation to a Senior Facility D Lender, the aggregate of all amounts of loan principal, accrued interest, Break Costs, prepayment penalties, fees and all other amounts outstanding in respect of Senior Facility D under the Finance Documents (including, without limitation, any claim for damages or restitution, any claim as a result of any recovery by an Obligor or another person of a payment or discharge under the Finance Documents on the grounds of preference, and each amount which would be included in any of the above but for any discharge, non-provability or unenforceability of a claim in any insolvency or other proceedings);

1.1.136

Senior Facility Lenders means the Senior Facility A Lenders, the Senior Facility B Lenders, the Senior Facility C Lenders and the Senior Facility D Lenders (and Senior Facility Lender, as the context requires, means any of them);

1.1.137	Senior Facility Outstandings means the Senior Facility A Outstandings, the Senior Facility B Outstandings, the Senior Facility C Outstandings and the Seniior Facility D Outstandings;

1.1.138	Senior Loans means the Senior Facility A Loans, the Senior Facility B Loans, the Senior Facility C Loans and the Senior Facility D Loans (and Senior Loan, as the context requires, means any of them);

1.1.139	Shareholder Contribution means the aggregate amount of:

(a)

the subscription price received by the Borrower in respect of shares subscribed for in the share capital of Borrower provided such share issue is a Permitted Share Issue under Clause 22.18.2(f) (Share capital); and

(b)	the proceeds of loans advanced to the Borrower by Holdco where any Financial Indebtedness arising as a result is Permitted Financial Indebtedness under Clause 22.5 (Financial Indebtedness);

1.1.140	Signature Date means the date on which, once this Agreement has been signed by all the Parties, it is signed by the last Party to do so;

1.1.141	Smart Life means The Smart Life Insurance Company Limited (registration number 1965/003119/06), a company registered under the laws of South Africa;

1.1.142	South Africa means the Republic of South Africa;

1.1.143	Subordination Agreement means the subordination agreement, dated on or about the Signature Date, between, amongst others, Holdco, the Borrower and the Finance Parties;

1.1.144	Subscription means the subscription by the Borrower for the Cell C Shares pursuant to the Subscription Agreement;

1.1.145	Subscription Date means the "Implementation Date" as defined in the Master Implementation and Funds Flow Agreement;

1.1.146	Subscription Agreement means the subscription agreement dated 19 June, 2017 between Cell C and the Borrower;

1.1.147	Subsidiary means in relation to any person:

(a)	a subsidiary as defined in the Companies Act (including any person who would, but for not being a company under the Companies Act, qualify as a subsidiary as defined in the Companies Act);

(b)	any partnership, joint venture, trust, juristic person or other entity controlled by that person;

1.1.148

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.149	Total Commitments means the aggregate of the following:

(a)	the Total Senior Facility A Commitments;

(b)	the Total Senior Facility B Commitments;

(c)	the Total Senior Facility C Commitments; and

(d)	the Total Senior Facility D Commitments;

1.1.150	Total Senior Facility A Commitments means the aggregate of the Senior Facility A Commitments;

1.1.151	Total Senior Facility B Commitments means the aggregate of the Senior Facility B Commitments;

1.1.152	Total Senior Facility C Commitments has the meaning given to that term in Clause 2.3.2 (Senior Facility C);

1.1.153	Total Senior Facility D Commitments means the aggregate of the Senior Facility D Commitments;

1.1.154

Transaction Security means the Security created or expressed to be created for the benefit of the Finance Parties under this Agreement, together with such further Security as a Finance Party may from time to time be given for the obligations of an Obligor under the Finance Documents;

1.1.155	Transfer has the meaning given to it in Clause 24.1 (Cessions and delegations by the Lenders);

1.1.156	Transfer Certificate means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) or otherwise in the agreed form;

1.1.157	Transfer Date, in relation to a Transfer, means the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate;

1.1.158	Treasury Transaction means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating;

1.1.159	Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents;

1.1.160	US and United States means the United States of America, its territories and possessions;

1.1.161	US Bankruptcy Law means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law;

1.1.162	US Guarantor means a Guarantor that is organized, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia);

1.1.163	Utilisation means a utilisation of a Senior Facility by way of a Loan;

1.1.164	Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made;

1.1.165	Utilisation Request, in relation to any Facility, has the meaning given to that term in the applicable Senior Facility Agreement;

1.1.166	VAT means value added tax as provided for in the Value Added Tax Act, 1991, and any other Tax of a similar nature in a jurisdiction other than South Africa; and

1.1.167	ZAR, Rand or R means South African Rand, the lawful currency of South Africa.

1.2	Financial definitions

In this Agreement the following terms have the meanings set out below:

1.2.1

Cash means an amount of cash in hand (denominated in Rand or any other currency approved by the Facility Agent), or credit balances or amounts on deposit with an Acceptable Bank in South Africa to which a member of the Group is alone (or together with other members of the Group) beneficially entitled if:

(a)	the cash is accessible and may be withdrawn in full by a member of the Group within 30 days;

(b)	access to and withdrawal of the cash is not contingent on the prior discharge of any indebtedness of any person or the satisfaction of any other condition;

(c)	no Security exists over the cash or over claims in respect thereof (other than Security arising under the Security Documents); and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Senior Facilities,

but excluding (A) any such cash in hand or credit balances or amounts on deposit held at Grindrod Bank Limited if, at any applicable time, the aggregate amount of such credit balances, amounts on deposit or certificates of deposit contemplated in Clause 1.2.2(a) issued by Grindrod Bank Limited exceeds R200,000,000 (or its equivalent in any other currency), and (B) any such cash in hand or credit balances or amounts on deposit at any applicable time relating to Settlement Assets of members of the Group;

1.2.2	Cash Equivalents means, at any time:

(a)	certificates of deposit maturing within 90 days after the relevant date of calculation, issued by an Acceptable Bank in South Africa;

(b)	investments accessible and which can be monetised within 90 days in a South African money market collective investment scheme which:

(i)

has an international credit rating of A-1 or higher by Standard & Poor's Ratings Services or P-1 or higher by Moody's Investor Services Limited, or a comparable rating from an internationally recognised credit rating agency;

(ii)	invests substantially all its assets in securities of the type described in paragraph (a) above; or

each case, denominated in Rand or anot

(c)	any other debt security expressly approved by the Facility Agent,

her currency approved by the Facility Agent, and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Security Documents) but excluding any certificates of deposit contemplated in Clause 1.2.2(a) issued by Grindrod Bank Limited if, at any applicable time, the aggregate amount of such certificates of deposit and any cash in hand or credit balances or amounts on deposit contemplated in Clause 1.2.1 held at Grindrod Bank Limited exceeds R200,000,000 (or its equivalent in any other currency);

1.2.3

Consolidated EBITDA, in relation to any Measurement Period, means the aggregate of the consolidated operating income of the Group (including dividends received in Cash), in each case, for that period, without taking any account of the following items (without double counting):

(a)	any Interest accrued as an obligation of any member of the Group, whether or not paid, deferred or capitalised during that period;

(b)

any amount of Tax on profits, gains or income paid or payable by members of the Group and any amount of any rebate or credit in respect of Tax on profits, gains or income received or receivable by members of the Group;

(c)	any depreciation or amortisation whatsoever, and any charge for impairment or any reversal in that period of any previous impairment charge;

(d)	any loss against book value incurred by a member of the Group on the disposal of any asset (other than trading stock) during that period;

(e)

any gain over book value arising in favour of a member of the Group on the disposal of any asset (other than trading stock) during that period and any gain arising on any revaluation of an asset during that period;

(f)	any unrealised gains or losses due to exchange rate movements which are reported through the income statement;

(g)	any unrealised gains or losses on any financial instrument (other than any financial instrument which is accounted for on a hedge accounting basis) which are reported through the income statement;

(h)

the amount of profit or loss of any associate entity (which is not a member of the Group) in which any member of the Group has an ownership interest, to the extent (in respect of profit only) that the amount of such profit reported through the income statement exceeds the amount (net of any applicable withholding tax) received in cash by members of the Group through distributions by that entity; and

(i)	any extraordinary and exceptional items approved by the Facility Agent in writing before the applicable Measurement Date;

1.2.4

Consolidated Total Borrowings in respect of the Group, at any time, means, without double counting, the aggregate at that time of the Financial Indebtedness of the members of the Group from sources external to the Group calculated at its nominal or principal amount or, if greater, the maximum amount payable on scheduled repayment or scheduled redemption of the relevant liabilities. For the purpose of this definition, "Financial Indebtedness":

(a)	does not include any Permitted Financial Indebtedness pursuant to Clause 22.5.3 (Financial Indebtedness);

(b)	does not include any Settlement Obligations in respect of the Group; and

(c)	in relation to any Treasury Transaction, only includes the actual amount due by the Borrower as a result of the termination or close-out of that derivate transaction;

1.2.5	Consolidated Total Net Borrowings means, at any time, Consolidated Total Borrowings less the aggregate amount at that time of all Cash and Cash Equivalents held by members of the Group;

1.2.6	Interest means:

(a)	interest and amounts in the nature of interest accrued;

(b)	prepayment penalties or premiums incurred in repaying or prepaying any Financial Indebtedness;

(c)	discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness, including fees payable in respect of letters of credit and guarantees;

(d)	any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument, taking into account any premiums payable;

(e)	any dividends on shares if those shares constitute Financial Indebtedness for purposes of this Agreement; and

(f)	any other payments and deductions of similar effect (including the finance cost element of finance leases),

and includes commitment and non-utilisation fees (including those payable under the Finance Documents), but excludes facility agent's and front-end, management, arrangement and participation fees with respect to any Financial Indebtedness (including those payable under the Finance Documents);

1.2.7	Measurement Date means:

(a)	30 September, 2017; and

(b)	thereafter, the last day of March, June, September and December of each year;

1.2.8	Measurement Period means each period of 12 months ending on a Measurement Date;

1.2.9

Settlement Assets, at any time, means the cash and other funds that are treated and referred to as "settlement assets" in the relevant quarterly financial statements and/or annual financial statements of Holdco at that time;

1.2.10

Settlement Obligations, at any time, means the cash and other funds that are treated and referred to as "settlement obligations" in the relevant quarterly financial statements and/or annual financial statements of Holdco at that time; and

1.2.11	Total Net Leverage Ratio means, on any applicable Measurement Date, the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA for the Measurement Period ending on that date.

1.3	Construction

1.3.1	In this Agreement, unless inconsistent with the context, any reference to:

(a)	any Arranger, the Facility Agent, any Finance Party, any Lender, any

Obligor, any Party or any other person shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees;

(b)

a document being in the agreed form means that the document is in a form previously agreed in writing by or on behalf of the Borrower and the Facility Agent or, if not so agreed, is in form and substance satisfactory to the Facility Agent;

(c)	an amendment includes an amendment, supplement, novation, re-enactment, replacement, restatement or variation and amend will be construed accordingly;

(d)	assets includes businesses, undertakings, securities, properties, revenues or rights of every description and whether present or future, actual or contingent;

(e)	an authorisation includes authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;

(f)	authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

(g)

a disposal means a sale, transfer, cession, assignment, donation, grant, lease, licence or other alienation or disposal, whether voluntary or involuntary and whether pursuant to a single transaction or a series of transactions, and dispose will be construed accordingly;

(h)

distribution means a transfer by a company of money or other assets of the company (other than its own shares) to, or to the order (or otherwise for the benefit) of, one or more holders of shares in that company or another company within the same group of companies, including any principal or interest in respect of amounts due (whether in respect of an intercompany or a shareholder loan or otherwise); any dividend (including any interest on any unpaid amount of a dividend), charge, fee, consideration or other distribution (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital); any repayment or distribution of any share premium account; and the payment of any management, advisory or other fee;

(i)

a Finance Document or any other agreement or instrument includes (without prejudice to any prohibition on amendments) all amendments (however fundamental) to that Finance Document or other agreement or instrument, including any amendment providing for any increase in the amount of a facility or any additional facility or replacement facility;

(j)

a guarantee means (other than in Clause 18 (Guarantee and Indemnity) any guarantee, bond, letter of credit, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or assist the ability of that person to meet any of its indebtedness;

(k)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(l)

know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(m)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(n)

a refinancing means an unscheduled repayment of Loans and other amounts outstanding under the Finance Documents which is funded, directly or indirectly, by way of Financial Indebtedness incurred or shares issued by a member of the Group, and refinance will be construed accordingly;

(o)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority;

(p)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted, and includes any subordinate legislation;

(q)	one gender include a reference to the others; the singular includes the plural and vice versa; natural persons include juristic persons and vice versa; and

(r)	a time of day is a reference to Johannesburg time.

1.3.2	Section, Clause and Schedule headings are for ease of reference only, and do not in any way affect the interpretation of a Finance Document.

1.3.3

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.3.4

A Default (other than an Event of Default) is continuing if it has not been remedied within any applicable remedy period expressly provided for in a Finance Document or waived, and an Event of Default is continuing if it has not been waived.

1.3.5

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.3.6

A term defined in a particular Clause of a Finance Document, unless it is clear from the Clause in question that application of the term is to be limited to the relevant Clause, shall bear the meaning ascribed to it for all purposes of the relevant Finance Document, notwithstanding that that term has not been defined in any interpretation Clause.

1.3.7	The Schedules to a Finance Document form an integral part thereof and a reference to a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement.

1.3.8

Unless expressly otherwise provided in a Finance Document or inconsistent with the context, any number of days prescribed in a Finance Document must be calculated by including the first and excluding the last day, unless the day before that last day falls on a day that is not a Business Day, in which case, the day before that last day will instead be the next Business Day.

1.3.9

The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

1.3.10

The use of the word including followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples.

1.3.11

The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.3.12

The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.3.13	Unless the contrary intention appears:

(a)	a reference to a Party will not include any person if it has ceased to be a Party under this Agreement;

(b)

any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be or is capable of becoming outstanding under the Finance Documents; and

(c)

any obligation of an Obligor under the Finance Documents includes an obligation on that Obligor not to contract or agree to do something or not to do something which would breach that first obligation, unless such contract or agreement is conditional on the approval of the Facility Agent (as required under any Finance Document).

1.4	Third party rights

1.4.1

Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

1.4.2

Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

SECTION 2
THE SENIOR FACILITIES

2.	THE SENIOR FACILITIES

2.1	Senior Facility A

Subject to the terms of this Agreement and the Senior Facility A Agreement, the Senior Facility A Lenders make available to the Borrower a Rand-denominated amortising term loan facility in an aggregate amount equal to the Total Senior Facility A Commitments.

2.2	Senior Facility B

Subject to the terms of this Agreement and the Senior Facility B Agreement, the Senior Facility B Lenders make available to the Borrower a Rand-denominated amortising term loan facility in an aggregate amount equal to the Total Senior Facility B Commitments.

2.3	Senior Facility C

2.3.1

Subject to the terms of this Agreement and the Senior Facility C Agreement, the Senior Facility C Lenders make available to the Borrower, during the Availability Period relating to Senior Facility C, a Rand-denominated amortising term loan facility in an aggregate amount equal to the Total Senior Facility C Commitments.

2.3.2	In this Clause 2.3:

(a)	Pro Rata Share, at any time with respect to any Senior Facility C Lender, means:

(i)

if Total Senior Facility C Commitments or Senior Facility B Outstandings are R0 at that time, the ratio at that time of the Commitment of that Senior Facility C Lender under Senior Facility A to the Total Senior Facility A Commitments (in each case, as reduced or cancelled in accordance with the terms of this Agreement);

(ii)	at all other times, the proportion at that time which that Senior Facility C Lender's Senior Facility C Outstandings bears to the aggregate Senior Facility C Outstandings under Senior C Facility;

(b)

Senior Facility A Voluntary Prepayment Date means a date on which the Borrower makes a voluntary prepayment, pursuant to Clause 7.7 (Voluntary prepayments), of an outstanding principal amount of the Senior Facility A Loan in accordance with the payment mechanics set out in Clause 30.1 (Payment mechanics);

(c)

Senior Facility C Commitment, at any time with respect to any Senior Facility C Lender, means its Pro Rata Share at that time of the Total Senior Facility C Commitments and the amount of any Senior Facility C Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement;

(d)	Senior Facility C Lenders means:

(i)

the Senior Facility A Lenders as at each Senior Facility A Voluntary Prepayment Date (which will include an Original Senior Facility C Lender to the extent it is a Senior Facility A Lender on any such date); and

(ii)

any bank, financial institution, trust, fund or other entity which becomes a Party as a Senior Facility C Lender after the first Senior Facility A Voluntary Prepayment Date in accordance with Clause 24 (Changes to the Lenders), in each case, which has not ceased to be a Party in accordance with the terms of this Agreement (and Senior Facility C Lender, as the context requires, means any of them); and

(e)

Total Senior Facility C Commitments means, at any time, an amount equal to the aggregate amount of voluntary prepayments of the outstanding principal amount of the Senior Facility A Loan made by the Borrower pursuant to Clause 7.7 (Voluntary prepayments) at that time, provided that:

(i)	if there is no Senior Facility A Loan disbursed under this Agreement and the Senior Facility A Agreement; or

(ii)	if there is such disbursement, until the Borrower has made a prepayment in respect of any principal amount of the Senior Facility A Loan pursuant to Clause 7.7 (Voluntary prepayments),

the Total Facility C Commitments shall be R0.

2.4	Senior Facility D

Subject to the terms of this Agreement and the Senior Facility D Agreement, the Senior Facility D Lenders make available to the Borrower a Rand-denominated amortising term loan facility in an aggregate amount equal to the Total Senior Facility D Commitments.

2.5	Finance Parties' rights and obligations

2.5.1

The obligations of each Finance Party under the Finance Documents are separate and independent. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.5.2

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.5.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Senior Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.5.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

3.1.1	The Borrower shall apply all amounts borrowed by it under Senior Facility A to fund the acquisition of the Cell C Shares and for no other purpose whatsoever.

3.1.2	The Borrower shall apply all amounts borrowed by it under Senior Facility B and Senior Facility C to:

(a)	fund working capital requirements and general corporate expenditure requirements of the Group;

(b)	fund capital expenditure requirements of the Group; and

(c)	pay costs, fees and expenses incurred by the Borrower in entering into the Finance Documents,

and for no other purpose whatsoever.

3.1.3

The Borrower shall apply all amounts borrowed by it under Senior Facility D to fund working capital and general corporate (including acquisitions) requirements of the Group and for no other purpose whatsoever.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement and a Senior Facility Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

A Utilisation Request may not be given (and a Lender shall have no obligation to advance any Loan or provide any other form of credit or financial accommodation under any Senior Facility to any person) unless the Facility Agent has notified the Borrower that all the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) have been received in form and substance satisfactory to the Lenders. The Facility Agent shall notify the Borrower as soon as reasonably practicable upon receiving confirmation of all the Lenders being so satisfied.

4.2	Further conditions precedent

Subject to the terms of this Agreement, a Lender will only be obliged to participate in a Loan or other Utilisation under a Senior Facility if, in the reasonable opinion of that Lender, on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1	the Repeating Representations are correct in all material respects; and

4.2.2	no Default is continuing or would result from the proposed Utilisation.

4.3	Waiver or deferral of conditions precedent

Each condition precedent referred to in this Clause 4 is for the benefit solely of the Lenders. The Facility Agent (acting on the instructions of all the Lenders) may, by notice to the Borrower, waive or defer delivery of any condition precedent, in whole or in part, and subject to such other conditions (if any) as it may determine.

4.4	Failure to close

If the Closing Date has not occurred by 23H59 on the Longstop Date (or such later date as may be agreed by the Facility Agent, acting on the instructions of all the Lenders), the Total Commitments shall immediately, automatically and without a requirement for notice to be given to any person, be cancelled and reduced to zero.

5.	UTILISATION

5.1	Utilisations under a Senior Facility Agreement

Subject to the terms of this Agreement, the Borrower may utilise a Senior Facility under a Senior Facility Agreement to which it is a party on the terms and conditions of the applicable Senior Facility Agreement.

5.2	Automatic cancellation

The Commitments of each Lender under a Senior Facility which, at that time, are unutilised, shall automatically be cancelled immediately at 11h00 on the last day of the Availability Period for the relevant Senior Facility.

SECTION 3
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

Subject to the terms of this Agreement, the Borrower shall repay all Loans made to it under a Senior Facility Agreement to which it is a party in full, in the amounts and on the dates specified in that Senior Facility Agreement, and otherwise in accordance with the terms of that Senior Facility Agreement.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment - illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement, to maintain its participation in any Loan:

7.1.1	that Lender shall notify the Facility Agent as soon as reasonably practicable upon becoming aware of that event;

7.1.2	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled;

7.1.3

the Borrower shall repay that Lender's participation in the Loans (together with all other Senior Facility Outstandings due to that Lender) on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory prepayment - sanctions

7.2.1	If any member of the Group (including, for this purpose, Smart Life):

(a)	is or becomes a Sanctioned Entity;

(b)	participates in any manner in any Sanctioned Transaction,

each Obligor shall notify the Facility Agent promptly upon becoming aware of that event (unless that Obligor is aware that a notification has already been provided by another Obligor).

7.2.2	If any event contemplated by Clause 7.2.1 occurs, the following shall apply:

(a)	upon the Facility Agent receiving a notice from an Obligor under Clause 7.2.1 or a similar notice from any Finance Party, it shall notify the Lenders as soon as reasonably practicable;

(b)	a Lender shall not be obliged to fund any Utilisation;

(c)

if a Lender so requires, the Facility Agent shall cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with all other Senior Facility Outstandings due to that Lender due and payable, whereupon the Commitments of that Lender will be cancelled immediately and all such outstanding amounts will become due and payable on the last day of the Interest Period for each Loan occurring after the Facility Agent has so notified the Borrower or, if earlier, the date specified by the Facility Agent in that notice (being no earlier than the last day of any applicable grace period permitted by law).

7.3	Mandatory prepayment - change of control or transfer of business

7.3.1	If, at any time:

(a)	any person, or group of persons acting in concert, gains control, directly or indirectly, of Holdco;

(b)

the shares of common stock of Holdco are delisted from the NASDAQ Stock Market or the trade in those shares is suspended for more than five trading day (other than by reason of a general suspension of trading in securities by the NASDAQ Stock Market);

(c)

the International Finance Corporation, an international organization established by articles of agreement among its member countries, including South Africa, (the IFC) gives notices of its intention to exercise its rights under the shareholders' agreement of Holdco to require Holdco to purchase any or all of the shares of common stock of Holdco held by the IFC;

(d)	subject to Clause 7.3.2, Holdco does not, or ceases to, hold, legally and beneficially, and have the right to vote as it sees fit 100 per cent. of the issued share capital of the Borrower;

(e)

subject to Clause 7.3.2, the Borrower does not, or ceases to, hold, legally and beneficially, and have the right to vote as it sees fit, directly or indirectly, 100 per cent. of the issued share capital of each other Obligor (other than Cash Paymaster); or

(f)

there is one or more sales (whether in a single transaction or a series of related transactions) of assets of one or more members of the Group associated with any operating division or business which, on a cumulative basis, contributed (directly or indirectly) more than 25.00 per cent. of Consolidated EBITDA or total assets of the Group for the Measurement Period of the Group most recently ended,

(each a Control Event) the Borrower shall promptly notify the Facility Agent upon becoming aware of that Control Event, and the following shall apply:

(i)	a Lender shall not be obliged to fund any Utilisation; and

(ii)

if a Lender so requires, the Facility Agent shall, by notice to the Borrower, cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with all other Senior Facility Outstandings due to that Lender immediately due and payable, whereupon the Commitments of that Lender will be cancelled immediately and all such outstanding Utilisations will become immediately due and payable.

7.3.2	A Control Event shall not occur:

(a)

in relation to Clause 7.3.1(d) where Holdco's shareholding, or the percentage of shares it is entitled to vote, reduces, directly or indirectly, by a maximum amount of 25 per cent. pursuant to a Permitted BEE Transaction; or

(b)

in relation to Clause 7.3.1(e) where the Borrower's shareholding, or the percentage of shares it is entitled to vote, reduces, directly or indirectly, by a maximum amount of 25 per cent. pursuant to a Permitted BEE Transaction.

7.3.3	For purposes of this Clause:

(a)	control, in relation to any company or similar organisation or person:

(i)	the shares of which are not listed on a stock exchange, means another company or legal entity or person (whether alone or pursuant to an agreement with others):

(A)	holds or controls more than 50 per cent. of the voting rights (taking into account when such voting rights can be exercised) in that company;

(B)	has the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to appoint or remove the majority of that company’s board of directors; or

(C)	has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes; and

(ii)	the shares of which are listed on a stock exchange, means:

(A)

the holding of shares or the aggregate of holdings of shares or other securities in a company entitling the holder thereof to exercise, or cause to be exercised more than 50 per cent. of the voting rights at shareholder meetings of the company irrespective of whether such holding or holdings confers de facto control; or

(B)

the holding or control by a shareholder or member alone or pursuant to an agreement with other shareholders or members of more than 50 per cent. of the voting rights in the company irrespective of whether such holding or holdings confers de facto control; and

(b)

acting in concert means a group of persons who, pursuant to an agreement or undertaking (whether formal or informal) actively co-operate, through the acquisition of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower.

7.4	Mandatory prepayment - material disposal and insurance proceeds

7.4.1	In this Agreement:

Disposal Proceeds means the gross amount of consideration receivable by any member of the Group, in cash or cash equivalent instruments which upon receipt are readily convertible into Cash on reasonable commercial terms pursuant to a disposal of assets:

(a)	including the amount of any intercompany loan repaid by a person who ceases to be a member of the Group to continuing members of the Group;

(b)

treating any amount owing by any purchaser of assets as consideration received in cash if such amount is payable in cash later than 6 Months after such disposal or, if such amount is payable in cash within 6 Months of such disposal, such cash will be taken into consideration on the date of receipt by the member of the Group;

(c)	treating any amount set off by any purchaser of assets as consideration received in cash;

(d)

treating consideration initially received in a form other than cash or such other cash instruments, as being received when and if that consideration is converted into cash or such other cash instruments or becomes readily so convertible on reasonable commercial terms;

(e)	after deducting Taxes (and amounts reserved in respect of Taxes) paid or payable by members of the Group as a result of that disposal of assets; and

(f)

after deducting the properly evidenced costs and expenses incurred by members of the Group to persons who are not members of the Group directly in connection with that disposal of assets, including, in respect of the redundancy of employees or the relocation of employees which occurs as a result of that disposal of up to R80,000,000 during the term of this Agreement;

Excluded Disposal Proceeds means any Disposal Proceeds:

(a)	which, when taken together with the Disposal Proceeds of all other disposals of assets by members of the Group in the same financial year, are less than R50,000,000;

(b)

which, when taken together with the Disposal Proceeds of all other disposals of assets by members of the Group in the same financial year, are more than R50,000,000, but only to the extent that, they are to be (and are) applied as soon as reasonably practicable and in any event within 120 days of the date of receipt thereof (or such longer period as the Facility Agent may agree), to replace an asset (not being shares or any other ownership interest in a person) with another asset of a substantially similar type for use in the Group's business (being a fixed asset in the case of a disposal of a fixed asset);

(c)

of a disposal referred to in Clauses 22.6.1, 22.6.2, 22.6.3 (but only where the disposing entity is an Obligor and the acquiring entity is also an Obligor), 22.6.5, 22.6.6, 22.6.7, 22.6.8, 22.6.10, 22.6.11 or 22.6.12 (Disposals); or

(d)	which the Facility Agent agrees in writing comprises Excluded Disposal Proceeds;

Excluded Insurance Proceeds means Insurance Proceeds received by a member of the Group:

(a)

which are, or are to be, applied to meet a third party liability claim or to cover operating losses (including business interruption, interruption loss or other loss of revenue) in respect of which the relevant Insurance claim was made;

(b)

which are applied or contractually committed to be applied (and are then so applied) as soon as reasonably practicable and in any event within 120 days of the date of receipt (or such longer period as the Facility Agent may agree), in reinstating or replacing (on a like for like basis) any asset, or in defraying the loss or liability to which the claim relates; or

(c)	which are in an amount per claim which is less than R50,000,000 and, when taken together with the value of any other claims in the same financial year, are less than R50,000,000;

Insurance Proceeds means the proceeds of a claim under any contract of Insurance maintained by or which may be claimed by a member of the Group, after deducting the reasonable, properly evidenced costs and expenses incurred by members of the Group to persons who are not members of the Group directly in connection with the recovery of that claim;

Material Disposal Proceeds means Disposal Proceeds other than Excluded Disposal Proceeds;

Material Insurance Proceeds means Insurance Proceeds other than Excluded Insurance Proceeds; and

Recovered Net Proceeds means Material Disposal Proceeds or Material Insurance Proceeds, as applicable.

7.4.2	The Borrower must notify the Facility Agent within 10 Business Days of the receipt of any Disposal Proceeds or Insurance Proceeds by a member of the Group.

7.4.3

If a member of the Group receives any Recovered Net Proceeds, the Borrower shall offer to prepay Utilisations and other Senior Facility Outstandings in an amount equal to the balance of those Recovered Net Proceeds, and procure that the Recovered Net Proceeds are applied to discharge any payments required to be made as a result of an acceptance of any such offer, all in accordance with the requirements of Clause 8 (Prepayment Offers and Priorities).

7.5	Mandatory prepayment - Moneyline

7.5.1	In this Agreement:

Moneyline Event means a change to any law, regulation or authorisation applicable to Moneyline (including the loss of any licence or registration by Moneyline) which will, or is reasonably likely to, adversely affect the ability of Moneyline to operate its business in the ordinary course and in all material respects as it is being conducted (including its ability to advance credit to its customers);

Moneyline Proceeds means the cash proceeds received by Moneyline from its debtors from the repayment or prepayment of any loans under which Moneyline was the creditor.

7.5.2	The Borrower must notify the Facility Agent promptly upon becoming aware of the occurrence of a Moneyline Event.

7.5.3

Following the occurrence of a Moneyline Event, if a member of the Group receives any Moneyline Proceeds, the Borrower shall offer to prepay Utilisations and other Senior Facility Outstandings in an amount equal to the balance of those Moneyline Proceeds, and procure that the Moneyline Proceeds are applied to discharge any payments required to be made as a result of an acceptance of any such offer, all in accordance with the requirements of Clause 8 (Prepayment Offers and Priorities).

7.6	Mandatory prepayment - Subscription failure

If the Subscription does not occur on the Subscription Date, the Borrower shall repay each Lender's participation in the Senior Facility A Loan (together with all other Senior Facility A Outstandings due to that Lender) on or before the last day of the Interest Period for the Senior Facility A Loan following the failure of the Subscription to occur on the Subscription Date.

7.7	Voluntary prepayment

Subject to the provisions of this Clause below, the Borrower may, by giving not less than 10 Business Days' prior notice to the Facility Agent, prepay a Senior Loan or other amount utilised under a Senior Facility at any time, in whole or in part. A prepayment of part of a Senior Loan must be in a minimum amount of R25,000,000 and an integral multiple of R5,000,000 or such lesser amount as may be outstanding under the Finance Documents (or such other amount as may be agreed by the Facility Agent).

7.8	Voluntary cancellation

7.8.1

The Borrower may, by giving the Facility Agent not less than 10 Business Days' prior notice (or such shorter period as the Facility Agent may agree) cancel an Available Facility, in whole or in part. A partial cancellation of any of an Available Facility must be in a minimum amount of R25,000,000.

7.8.2	Any partial cancellation of an Available Facility under this Clause must be applied against the Commitment of each Lender under the relevant Senior Facility pro rata.

7.9	Cancellation and prepayment of a single Lender on a change of costs

7.9.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13.2 (Tax gross-up); or

(b)	any Lender claims indemnification from the Borrower under Clause 13.3 (Tax indemnity) or Clause 14 (Changes in Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, and provided no Default is then continuing, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations.

7.9.2	On receipt of a notice of cancellation referred to in Clause 7.9.1, the Commitment of that Lender shall immediately be cancelled and reduced to zero.

7.9.3

On the last day of each Interest Period in relation to a Utilisation which ends after the Borrower has given notice of cancellation and/or repayment under Clause 7.9.1 (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the relevant Utilisation together with all other Senior Facility Outstandings owed to that Lender under the relevant Facilities.

7.10	Re-borrowing and reinstatement

7.10.1	No amount of a Utilisation paid, repaid or prepaid under this Agreement or a Senior Facility Agreement may be re-borrowed under that Senior Facility Agreement.

7.10.2	No amount of the Total Commitments cancelled under this Agreement or a Senior Facility Agreement may be reinstated.

7.11	Application of partial prepayments

Any amount to be applied in prepayment of Utilisations and other Senior Facility Outstandings under this Agreement or a Senior Facility Agreement:

7.11.1	shall, in relation to any mandatory prepayment pursuant to this Clause 7, be applied in or towards discharging the Utilisation and other Senior Facility Outstandings under the Facilities pro rata;

7.11.2

in respect of a particular Senior Facility, shall be applied in or towards discharging the participation of Lenders in any Utilisation and other Senior Facility Outstandings under that Senior Facility pro rata;

7.11.3	in respect of Senior Facility A, will not be applied against the Repayment Instalments in respect of Senior Facility A that remain outstanding under that Senior Facility;

7.11.4	in respect of Senior Facility B, will be applied against the Repayment Instalments in respect of Senior Facility B, if any, that remain outstanding under that Senior Facility pro rata;

7.11.5	in respect of Senior Facility D, will be applied against the Repayment Instalments in respect of Senior Facility D, if any, that remain outstanding under that Senior Facility pro rata,

except, in respect of Clause 7.11.1, for a prepayment which is required to be made to a particular Lender under this Clause 7 or under Clause 8 (Prepayment Offers and Priorities).

7.12	Other provisions

7.12.1

If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing, an amount of that Lender's commitments (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.12.2

If the Facility Agent receives any notice of prepayment or cancellation under this Clause 7 or a Senior Facility Agreement, it shall forward a copy of that notice as soon as reasonably practicable to either the Borrower or the affected Finance Parties, as appropriate.

7.12.3

Any notice of prepayment or cancellation given by a Party under this Clause 7 or a Senior Facility Agreement shall be irrevocable and, unless a contrary indication appears in a Finance Document, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.12.4

Except as expressly otherwise provided in this Clause 7 or a Senior Facility Agreement, any prepayment shall be made together with accrued interest on the amount prepaid, without premium or penalty except for any Break Costs which arise as a result of such prepayment or as may be otherwise provided in the applicable Senior Facility Agreement.

7.12.5

The Borrower shall not pay, repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement and the applicable Senior Facility Agreement.

7.12.6	The Facility Agent may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation under a Senior Facility.

8.	PREPAYMENT OFFERS AND PRIORITIES

The provisions of this Clause 8 shall apply to all amounts that are required to be applied in or towards the prepayment of Utilisations and other Senior Facility Outstandings pursuant to Clauses 7.4 (Mandatory prepayment - material disposal and insurance proceeds) and Clause 22.19.2(f) (Distributions).

8.1	Initial Prepayment Offers

If:

8.1.1

a member of the Group receives any amount of Recovered Net Proceeds or Moneyline Proceeds (in each case, the Distributable Balance), the Borrower, by way of a notice (an Initial Offer Notice) delivered to the Facility Agent no later than 10 Business Days after receipt of those Recovered Net Proceeds or Moneyline Proceeds, as the case may be, shall offer (an Initial Prepayment Offer) to pay and discharge the participation of each Lender in Utilisations and other Senior Facility Outstandings that remain outstanding under the Senior Facilities, in each case for an amount equal to a Lender's Pro Rata Share of the Distributable Balance (in respect of each such Lender, its Distributable Share); or

8.1.2

any Cash Distribution Prepayment Amount is required to be offered for prepayment as contemplated in Clause 22.19.2(f) (Distributions) (the Distributable Balance), the Borrower, by way of a notice (an Initial Offer Notice) delivered to the Facility Agent at the same time as delivery of the notice contemplated in Clause 22.19.2(a) (Distributions), shall offer (an Initial Prepayment Offer) to pay and discharge the participation of each Lender in the Utilisations and other Senior Term Facility Outstandings that remain outstanding under the Senior Term Facilities, in each case for an amount equal to a Lender's Pro Rata Share of the Distributable Balance (in respect of each such Lender, its Distributable Share).

8.2	Acceptances and Additional Prepayment Offers

8.2.1	If a Lender wishes to accept an Initial Prepayment Offer or any part thereof, it must advise the Facility Agent of its acceptance and provide to it the following details:

(a)	the amount of its available Distributable Share which it requires to be paid to it (an Accepted Prepayment Amount); and

(b)

the maximum amount (the Additional Acceptances Limit) of any additional part of the Distributable Balance it would be prepared to accept (if any) in or towards payment and discharge of its participation in Utilisations and other Senior Facility Outstandings that remain outstanding under a Senior Facility in circumstances where one or more Lenders were to decline the applicable Initial Prepayment Offers made to them, by way of a notice delivered to the Facility Agent no later than 5 Business Days after receipt of any applicable Initial Offer Notice (each such Lender which accepts any applicable Initial Prepayment Offer for the amount of its Distributable Share or any part thereof, being a Participating Lender). If a Lender fails to advise the Facility Agent of its acceptance of an Initial Prepayment Offer, as required under this paragraph, then it shall be deemed to have accepted the Initial Prepayment Offer in full.

8.2.2

The Facility Agent will advise the Borrower and the Lenders, by way of a notice (an Acceptances Confirmation) delivered to each of them within 2 Business Days following expiry of the 5 Business Day period within which any applicable Initial Prepayment Offers may be accepted, of the following:

(a)

the Initial Prepayment Offers accepted (including offers that are deemed to have been accepted) and declined and the aggregate amount of Distributable Shares for which Initial Prepayment Offers have been declined (the Declined Balance); and

(b)

in relation to each Participating Lender, that portion of the Declined Balance allocable to it (the Additional Prepayment Amount), being its Pro Rata Share (and for purposes of determining its Pro Rata Share it is assumed that the Senior Facility Outstandings of the Lenders declining the Initial Prepayment Offer are nil) of the Declined Balance limited to its Additional Acceptances Limit.

8.2.3	Upon delivery of an Acceptances Confirmation:

(a)

the Borrower will be irrevocably deemed to have offered (the Additional Prepayment Offer) to pay and discharge to each Participating Lender (in addition to amounts accepted by it pursuant to Clause 8.2.1) its participation in Utilisations and other Senior Facility Outstandings that remain outstanding; and

(b)	each Participating Lender will be deemed to have accepted the Additional Prepayment Offer,

in each case, for an amount equal to the Additional Prepayment Amount of each such Lender.

8.3	Payment

8.3.1

Following a receipt of Recovered Net Proceeds and delivery of an Acceptances Confirmation to the Borrower, the Borrower shall pay to the Facility Agent, for the account of each Participating Lender, the Accepted Prepayment Amount and the Additional Prepayment Amount (if any) of that Participating Lender, in full:

(a)

on the Interest Payment Date immediately following expiry of the 120 day period referred to in the definition of Excluded Disposal Proceeds and Excluded Insurance Proceeds (as applicable) in Clause 7.4 (Mandatory prepayment - material disposal and insurance proceeds) if the relevant Disposal Proceeds or Insurance Proceeds have not been applied within that 120-day period; or

(b)	if a Default is continuing, no later than the first Business Day following the date on which the Facility Agent delivers an Acceptances Confirmation to the Borrower.

8.3.2

Following a receipt of Moneyline Proceeds and delivery of an Acceptances Confirmation to the Borrower, the Borrower shall pay to the Facility Agent, for the account of each Participating Lender, the Accepted Prepayment Amount and the Additional Prepayment Amount (if any) of that Participating Lender, in full

(a)	on the Interest Payment Date immediately following the date on which the Facility Agent delivers an Acceptances Confirmation to the Borrower; or

(b)	if a Default is continuing, no later than the first Business Day following the date on which the Facility Agent delivers an Acceptances Confirmation to the Borrower.

8.3.3

If any Cash Distribution Prepayment Amount is required to be offered for prepayment as contemplated in Clause 22.19.2(f) (Distributions), the Borrower shall, following delivery to it of an Acceptances Confirmation, pay to the Facility Agent, for the account of each Participating Lender, the Accepted Prepayment Amount and the Additional Prepayment Amount (if any) of that Participating Lender, in full, before the payment of any Cash Distribution to Holdco in accordance with Clause 22.19.2 (Distributions) or any cash payments are made from any Available Distribution Amount in accordance with Clause 22.9.3 (Acquisitions). For the avoidance of doubt, any payment to a Participating Lender pursuant to this Clause will be deemed to be a mandatory prepayment of the relevant Utilisations and other Senior Facility Outstandings and not a voluntary prepayment pursuant to Clause 7.7 (Voluntary prepayment).

8.4	Remaining amount of Distributable Balance

If, after having implemented the provisions of Clauses 8.1 and 8.2, the full amount of any Distributable Balance offered to Lenders is not required to be applied in or towards the payment, repayment or prepayment of Utilisation and other Senior Facility Outstandings, any remaining balance (or any part thereof) may be retained in the Group and used for the general operations of the members of the Group.

SECTION 4
COSTS OF UTILISATION

9.	INTEREST AND INTEREST PERIODS

9.1	Calculation, accrual and payment

All interest on a Loan made to the Borrower under a Senior Facility Agreement shall be calculated, accrue and be paid by the Borrower for the account of the Lenders under the relevant Senior Facility in accordance with the terms of that Senior Facility Agreement.

9.2	Interest Periods

The Interest Periods which apply to a Loan made to the Borrower under a Senior Facility Agreement shall be governed by the terms of that Senior Facility Agreement.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2, if JIBAR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12h00 on the Quotation Day, JIBAR shall be determined on the basis of the quotations provided by the remaining Reference Banks.

10.2	Market disruption

10.2.1

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the Facility Agent shall advise the Borrower and the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)

the highest of the rates notified to the Facility Agent by the relevant Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

10.2.2	In this Agreement Market Disruption Event means:

(a)

at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine JIBAR for the relevant Interest Period; or

(b)

before close of business in Johannesburg on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from one or more Lenders whose aggregate participations in the Senior Loans exceed 20.00 per cent. of aggregate principal amount of Loans outstanding under the Senior Facilities that:

(i)	the cost to them of funding their participation in that Loan from whatever source they may reasonably select would be in excess of JIBAR;

(ii)	the cost to it or them of obtaining matching deposits in the Johannesburg interbank market would be in excess of JIBAR for the relevant Interest Period; or

(iii)	matching deposits will not be available to them in the Johannesburg interbank market in the ordinary course of business to fund their participation in that Loan for the relevant Interest Period.

10.3	Alternative basis of interest or funding

10.3.1

Without prejudice to the generality of Clause 10.2, if a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days, or such longer period as the Facility Agent may agree) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2	Any alternative basis agreed pursuant to Clause 10.3.1 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.	BREAK COSTS AND BREAK GAINS

11.1

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being repaid or prepaid on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.2

On the condition that no Default is then continuing, a Senior Facility Lender shall, within 10 Business Days of demand by the Borrower, pay to the Borrower the amount of any Break Gain attributable to all or any part of the participation of that Senior Facility Lender in a Loan being repaid or prepaid on a day other than the last day of an Interest Period for that Loan.

11.3	Each Lender shall provide a certificate confirming the amount of its Break Costs or Break Gains (as applicable) for any Interest Period in which they accrue.

12.	FEES

12.1	Non-refundable Deal Origination Fee

The Borrower shall pay to each Arranger a non-refundable deal origination fee in the amount and at the times agreed in a Fee Letter.

12.2	Commitment fee

12.2.1

The Borrower shall pay to the Facility Agent (for the account of each Senior Facility C Lender) a fee computed at the rate of 0.22 per cent. per annum on that Senior Facility C Lender's Available Commitment under Senior Facility C for the Availability Period applicable to Senior Facility C.

12.2.2

The accrued commitment fee is payable on the last day of each successive period of one Month which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Senior Facility C Lender's Commitment at the time the cancellation is effective.

12.3	Facility Agent Fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 5
ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS-UP AND INDEMNITIES

13.1	Definitions

13.1.1	In this Agreement:

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

Tax Credit means a credit against, relief or remission for, or repayment of any Tax;

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction;

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 or a payment under Clause 13.3.

13.1.2	Unless a contrary indication appears, in this Clause 13 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

13.2.1	Each Obligor shall make all payments to be made by it free and clear of and without any Tax Deduction, unless a Tax Deduction is required by law.

13.2.2

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent, as soon as reasonably practicable, on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

13.2.3

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

13.2.4

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13.2.5

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

13.3.1

Each Obligor shall (within three Business Days of demand by the Facility Agent) indemnify each Protected Party against, and shall pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

13.3.2	Clause 13.3.1 shall not apply:

(a)

with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or (B) under the law of the jurisdiction in which that Finance Party's facility office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(a)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 13.2 (Tax gross-up) or relates to a FATCA Deduction required to be made by a Party.

13.3.3

A Protected Party making, or intending to make a claim under Clause 13.3.1, shall notify the Facility Agent as soon as reasonably practicable of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower or relevant Obligor of such claim.

13.3.4	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4	Tax Credit

Subject to Clause 28 (Conduct of Business by the Finance Parties), if an Obligor makes a Tax Payment and the relevant Finance Party determines that:

13.4.1	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

13.4.2	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor, as soon as reasonably practicable, which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Stamp taxes

Each Obligor shall (within three Business Days of demand) indemnify each Finance Party against, and shall pay to the relevant Finance Party, any cost, loss or liability that the relevant Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	Value added tax

13.6.1

All amounts set out or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 13.6.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall provide an appropriate VAT invoice to such Party as soon as reasonably practicable).

13.6.2

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

13.6.3

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

13.7	FATCA information

13.7.1	Subject to Clause 13.7.3, each Party shall, within 10 Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthrough percentage" or other information required under the US Treasury regulations or other official guidance including inter-governmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(c)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

13.7.2

If a Party confirms to another Party pursuant to Clause 13.7.1 that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

13.7.3

Clause 13.7.1 shall not oblige any Finance Party to do anything, and Clause 13.7.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

13.7.4

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 13.7.1(a) or (b) (including, for the avoidance of doubt, where Clause 13.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.8	FATCA Deduction

13.8.1

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

13.8.2

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

14.	CHANGES IN COSTS

14.1	Increased costs

14.1.1

Subject to Clause 14.3, the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the Signature Date; or

(c)	compliance with any aspect of the Basel III Framework (including any national regulation which implements the Basel III Framework) whether implemented before or after the Signature Date,

including, without limitation, any such law or regulation (including the Basel III Framework) concerning capital adequacy requirements, liquid asset holding requirements, special deposit requirements, prudential limits, reserve assets or Tax.

14.1.2	In this Agreement:

Increased Costs means:

(a)

a reduction in the rate of return from the Senior Facility or on a Finance Party's overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document;

Basel III Framework means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any other guidance, standards or directives published by the Basel Committee on Banking Supervision relating to "Basel III".

14.2	Increased Cost claims

14.2.1

A Finance Party intending to make a claim pursuant to Clause 14.1 shall notify the Facility Agent, as soon as reasonably possible after becoming aware of the claim, of the event giving rise to the claim, following which the Facility Agent shall notify the Borrower as soon as reasonably practicable.

14.2.2	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

14.3.1	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under that Clause but was not so compensated solely because any of the exclusions in that Clause applied); or

(d)	attributable to the wilful breach by the relevant Finance Party of any law or regulation.

14.3.2	In this Clause 14.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

15.1.1

If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Funding indemnities

15.2.1

The Obligors shall, within three Business Days of demand, indemnify each Finance Party against, and shall pay to each Finance Party, any cost, loss or liability (other than consequential damages or opportunity costs) incurred by that Finance Party as a result of:

(a)	the occurrence of any Default;

(b)	any information produced or approved by the Borrower or any member of the Group under or in connection with the Finance Documents being misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor, or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(e)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful default of that Finance Party alone);

(f)	the Senior Facility Outstandings (or part thereof) not being paid, repaid or prepaid in accordance with the terms of this Agreement; or

(g)	the taking, holding, protection or enforcement of any Transaction Security.

15.2.2	Each Obligor’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Utilisation.

15.3	Indemnity to the Facility Agent

15.3.1

Each Obligor hereby indemnifies the Facility Agent against, and shall pay to the Facility Agent within 3 Business Days of demand, any cost, loss or liability (other than consequential damages or opportunity costs) incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating or taking any other action in connection with any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.3.2

Each Obligor hereby indemnifies the Facility Agent against, and shall pay to the Facility Agent within 3 Business Days of demand, any cost, loss or liability incurred by the Facility Agent as a result of:

(a)	the taking, holding, protection or enforcement of any Transaction Security;

(b)	any default by an Obligor in the performance of any of the obligations expressed to be assumed by it under the Finance Documents; or

(c)

the performance of its functions or the exercise of the rights, powers, discretions and remedies vested in the Facility Agent, in its capacity as such, by the Finance Documents or by law, except for any such cost, loss or liability arising as a result of the gross negligence or wilful default of the Facility Agent.

15.3.3

The Borrower shall reimburse to the Facility Agent all such out-of-pocket expenses actually and reasonably incurred and properly evidenced within 5 Business Days of the Facility Agent presenting the Borrower with a tax invoice in respect thereof.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

16.1.1

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Mandatory prepayment - Illegality), Clause 13 (Tax Gross-up and Indemnities) or Clause 14 (Changes in Costs).

16.1.2	Clause 16.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

16.2.1

The Borrower hereby indemnifies each Finance Party against, and undertakes to pay to it on demand, all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1.

16.2.2	A Finance Party is not obliged to take any steps under Clause 16.1 if, in the opinion of that Finance Party (acting reasonably):

(a)	any law or regulation would not allow or permit it; or

(b)	to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrower shall promptly on demand pay the Facility Agent and the Arranger and the Lenders the amount of all properly evidenced and agreed costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

17.1.1	this Agreement, the other Finance Documents and any other documents referred to in this Agreement (including all costs of registering or perfecting Transaction Security); and

17.1.2	any Finance Documents executed after the Signature Date.

17.2	Amendment costs

17.2.1

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all properly evidenced costs and expenses (including legal fees) reasonably incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

17.2.2

If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all properly evidenced costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with evaluating, negotiating or complying with any such requirement.

17.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgment) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 6
GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally, as a principal obligor and not merely as a surety and on the basis of discrete obligations enforceable against it:

18.1.1	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

18.1.2

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

18.1.3

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any payment by an Obligor or any discharge, release or arrangement given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, business rescue proceedings, liquidation, winding-up or otherwise):

18.3.1	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

18.3.2	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

18.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

18.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

18.4.3

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

18.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

18.4.5

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

18.4.6	any unenforceability, illegality, invalidity suspension or cancellation of any obligation of any person under this Agreement or any other Finance Document or any other document or security;

18.4.7	any insolvency, liquidation, winding-up, business rescue or similar proceedings (including, but not limited to, receipt of any distribution made under or in connection with those proceedings);

18.4.8	this Agreement or any other Finance Document not being executed by or binding against any other Guarantor or any other party; or

18.4.9	any other fact or circumstance arising on which a Guarantor might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

18.5	Guarantor intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Deferral of Guarantors' rights

18.7.1

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation, cession of action or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim, rank, prove or vote as a creditor or shareholder of any Obligor in competition with any Finance Party.

18.7.2

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for, or otherwise for the benefit of, the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 30 (Payment Mechanics).

18.8	Release of Guarantors' right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

18.8.1

that Retiring Guarantor is automatically released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

18.8.2

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation, cession of action or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party (which a Finance Party may release as it sees fit, without prejudice to its rights hereunder).

18.10	Limitations on guarantee under US law

18.10.1	Each US Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions contemplated by the Finance Documents (including utilisations thereunder).

18.10.2	Each US Guarantor represents, warrants and agrees that:

(a)

the aggregate amount of its debts and liabilities, subordinated, contingent or otherwise (including its obligations under the Finance Documents), is not greater than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(b)	its capital is not unreasonably small to carry on its business as it is being conducted;

(c)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(d)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

18.10.3	Notwithstanding anything to the contrary contained herein or in any other Finance Document to the extent that any US Bankruptcy or Fraudulent Transfer Law is applicable to this guarantee:

(a)

each Finance Party agrees that the maximum liability of each Guarantor under this Clause 18 (Guarantee and Indemnity) and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable US federal and state laws relating to the insolvency of debtors, in each case after giving effect to:

(i)

all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder); and

(ii)

the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to:

(A)	applicable law; or

(B)

any other agreement providing for an equitable allocation among such Guarantor and the Borrower and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties; and

(b)

each Party agrees that, in the event any payment or distribution is made on any date by a Guarantor under this Clause 18 (Guarantee and Indemnity), each such Guarantor shall be entitled to be indemnified from each other Guarantor, to the greatest extent permitted under applicable law and subject to the other limitation of this Clause 18.10 in an amount equal to such payment or distribution, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor and the denominator shall be the aggregate net worth of all the Guarantors.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the Signature Date. A reference in this Clause to "it" or "its" includes, unless the context otherwise requires, each Obligor. The Finance Parties enter into the Finance Documents to which they are party on the strength of and relying on the representations and warranties set out in this Clause 19, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

19.1	Status

19.1.1	It is a limited liability corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

19.1.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Capacity, power and authority

19.2.1

It has the legal capacity and power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

19.2.2	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

19.3	Binding obligations

19.3.1	The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

19.3.2	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

19.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the establishment of Transaction Security pursuant to the Security Documents to which it is a party, do not and will not conflict with:

19.4.1	any law or regulation applicable to it;

19.4.2	its or any of its Subsidiaries' constitutional documents; or

19.4.3

any material agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.5	Authorisations

Except as expressly set out in Schedule 10 (Disclosure Schedule), all authorisations required:

19.5.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party;

19.5.2	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

19.5.3	for it and those of its Subsidiaries which are members of the Group to carry on their respective businesses in the ordinary course and in all material respects as they are being conducted,

have been obtained or effected and are in full force and effect.

19.6	No default

19.6.1

No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document to which it is a party.

19.6.2

No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination, the satisfaction of any other applicable condition or any combination of the foregoing, would constitute) a default or termination event (however described) or an event resulting in an obligation to create security, under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject, to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

19.7	Financial statements

Its audited financial statements most recently delivered to the Facility Agent (which, in relation to the Borrower, at Signature Date, is the Original Financial Statements):

19.7.1	have been prepared in accordance with IFRS, consistently applied; and

19.7.2

give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

19.8	Material adverse change

There has been no material adverse change in its business or financial condition or the business or consolidated financial condition of the Group since the latest date to which any of the financial statements (or management accounts delivered pursuant to Clause 20.1 (Financial statements) were drawn up.

19.9	Assets

19.9.1	It owns or has leased or licenced to it, and has all authorisations required under applicable law or regulations to use, the assets necessary to carry on its business as presently conducted.

19.9.2	It is the sole legal and beneficial owner of the shares and other assets which are the subject matter of the Security Documents to which it is a party.

19.10	Financial Indebtedness and Security

19.10.1	No member of the Group has any Financial Indebtedness outstanding other than Financial Indebtedness which constitutes Permitted Financial Indebtedness.

19.10.2	No Security exists over the whole or any part of the assets of any member of the Group, other than Security which constitutes a Permitted Encumbrance.

19.10.3

Subject to filing and registration required by law (where applicable) with the appropriate statutory public register, each Security Document to which it is a party creates the security interests which it purports to create, and the Transaction Security so established:

(a)	is valid and effective;

(b)

constitutes first priority Security of the type described, over the assets referred to, in the relevant Security Document and those assets are not subject to any prior or pari passu Security in favour of any other person;

(c)	is not subject to avoidance in the event of any winding-up, dissolution or administration involving any Obligor.

19.11	Ranking

19.11.1

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.11.2

The Transaction Security has or, upon the registration thereof with any applicable statutory public registry (if required under applicable law), will have first ranking priority in respect of the assets of the Obligors which are the subject matter thereof, and those assets are not subject to any prior ranking or pari passu ranking Security.

19.12	Information

19.12.1

As at the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, all forecasts and projections contained in any information supplied by or on behalf of Holdco, the Borrower, any other Obligor or any other member of the Group to the Facility Agent or any other Finance Party under or in connection with the Finance Documents were prepared on the basis of recent historical information and assumptions which were fair and reasonable at that date and were not misleading in any material respect.

19.12.2

All other information supplied by or on behalf of Holdco, the Borrower, any other Obligor or any other member of the Group to the Facility Agent or any other Finance Party under or in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

19.12.3	No information has been given or withheld by any Obligor which, if disclosed, might result in the information or projections referred to above being untrue or misleading in any material respect.

19.13	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all respects and shows the following information:

19.13.1

each member of the Group, including current name and company registration number, its jurisdiction of incorporation and/or its jurisdiction of establishment, a list of direct and indirect shareholders and indicating if a company is not a company with limited liability; and

19.13.2	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

19.14	Ownership of securities

19.14.1

As at the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, all securities in the issued capital of each Original Guarantor (other than Holdco, the Borrower and Cash Paymaster) are owned, directly or indirectly, legally and beneficially, by the Borrower.

19.14.2

As at the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, 87.5 per cent. of the securities in the issued capital of Cash Paymaster are owned directly, legally and beneficially, by the Borrower.

19.14.3

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share, debenture or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

19.14.4	No person has a right to obtain an order for the rectification of the securities register of a member of the Group.

19.14.5	The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

19.14.6

As at the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, the constitutional documents of companies whose shares are subject to the Transaction Security do not restrict or inhibit any transfer of those shares (whether pursuant to a right of pre-emption in favour of any party or otherwise) on creation or enforcement of the Transaction Security (or if any such restriction exist, all applicable consents, waivers or resolutions by shareholders and directors for the purposes of authorising such a transfer have been obtained and are in full force and effect).

19.15	Other documents

19.15.1

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, the documents delivered to the Facility Agent by or on behalf of any Obligor under Clause 4.1 (Initial conditions precedent) are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine), are up-to-date and in full force and effect (or if a copy, the original is up-to-date and in full force and effect) and have not been amended.

19.15.2

As at the date of their delivery, the documents delivered to the Facility Agent under this Agreement by or on behalf of any Obligor after the Closing Date are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine), are up-to-date and in full force and effect (or, if a copy, the original is up-to-date and in full force and effect) and have not been amended.

19.16	No proceedings pending or threatened

Except as expressly set out in Schedule 10 (Disclosure Schedule):

19.16.1

in relation to the each Obligor and Material Subsidiary as at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date only, no litigation, arbitration, expert determination, alternative dispute resolution or administrative proceedings of or before any court, arbitral body, expert or agency are current, pending or, to the best of its knowledge, threatened against it;

19.16.2

in relation to each Obligor and Material Subsidiary (other than as at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date), no litigation, arbitration, expert determination, alternative dispute resolution or administrative proceedings of or before any court, arbitral body, expert or agency are current, pending or, to the best of its knowledge, threatened against any such Obligor or other Material Subsidiary, which have or, if adversely determined, would have, a Material Adverse Effect or involve liability for the Obligors or other Material Subsidiary in an amount which, in aggregate, exceeds R10,000,000;

19.16.3

no dispute with any regulatory authority which is the subject of any administrative or statutory proceedings of or before any court or agency is current, pending or, to the best of its knowledge, threatened, which, if adversely determined, will have or might reasonably be expected to have a Material Adverse Effect;

19.16.4

no labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or might reasonably be expected to have a Material Adverse Effect.

19.17	No breach of laws or licence conditions

It has not (and none of its Subsidiaries has) breached any law or regulation which is material to the conduct of its business.

19.18	Environmental matters

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date:

19.18.1

each member of the Group is in compliance with Clause 22.16 (Environmental matters) and no circumstances have occurred which would prevent such compliance, in a manner or to an extent which has or might reasonably be expected to (a) have a Material Adverse Effect, or (b) result in a financial liability for that Group member in excess of R10,000,000;

19.18.2	all Environmental Permits required for it and its Subsidiaries to carry on their respective businesses in the ordinary course have been obtained or effected and are in full force and effect; and

19.18.3

no Environmental Claim has been commenced, is outstanding or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

19.19	Insurance

19.19.1

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, there is no outstanding insured loss or liability incurred by it in excess of R5,000,000 which is not expected to be covered to the full extent of that loss or liability.

19.19.2

There has been no non-disclosure, misrepresentation or breach of any term of any material Insurance taken out by any member of the Group which would entitle any insurer of that insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part, or otherwise decline any valid claim under it by or on behalf of any member of the Group which could result in a loss to the Group exceeding R20,000,000.

19.20	Intellectual Property Rights

19.20.1	It:

(a)

is the sole legal and beneficial owner of, or has licenced to it on normal commercial terms, all the Intellectual Property Rights which are material in the conduct of its business and which are required by it in order to carry on its business in all material respects as it is being conducted;

(b)	has taken all formal or procedural actions (including payment of fees) required to maintain those Intellectual Property Rights;

(c)	does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which has a Material Adverse Effect.

19.20.2

None of those Intellectual Property Rights contemplated in paragraph 19.20.1(a) is being infringed, nor (to the best of its knowledge) is there any threatened infringement of any of those Intellectual Property Rights, in any material respect.

19.21	Insolvency and Financial Distress

19.21.1	As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, no:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 23.7 (Insolvency and business rescue proceedings); or

(b)	creditors' process described in Clause 23.8 (Creditors' process),

has been taken or threatened in relation to it or any other member of the Group and none of the circumstances described in Clause 23.6 (Insolvency) applies to it or any other member of the Group.

19.21.2

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, neither it nor any member of the Group is Financially Distressed (as defined in the Companies Act).

19.22	Taxes

19.22.1

It is not overdue in the filing of any Tax returns or in the payment of any Tax in an amount of more than R10,000,000 (taking into account any extensions granted by any applicable Tax authority for the filing of such returns).

19.22.2

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, no claims or investigations by any Tax authority are being or are reasonably likely to be made or conducted against it which are reasonably likely to result in a liability of or claim against any member of the Group to pay any amount of, or in respect of, Tax of more than R10,000,000.

19.22.3	It is resident for Tax purposes only in its jurisdiction of incorporation.

19.22.4

As at the Signature Date, the Closing Date, the date of the first Utilisation Request and the first Utilisation Date it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.22.5	The representations in Clauses 19.22.1 to 19.22.4 are subject to the disclosure expressly set out in Schedule 10 (Disclosure Schedule).

19.23	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed (other than a filing required in compliance with the rules of a stock exchange on which the securities of Holdco or a member of the Group are listed), recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax (other than any securities transfer tax payable on any share transaction) be paid on or in relation to those Finance Documents or the transactions contemplated by those Finance Documents.

19.24	Governing law and enforcement

19.24.1

The choice of South African law as the governing law of those Finance Documents which are expressed to be governed by South African law will be recognised and enforced in its jurisdiction of incorporation.

19.24.2	Its:

(a)	submission under this Agreement to the jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division); and

(b)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

19.24.3	Any judgment obtained in South Africa in relation to a Finance Document which is governed by the laws of South Africa will be recognised and enforced in its jurisdiction of incorporation.

19.25	No adverse consequences

19.25.1

It is not necessary under the laws of its jurisdiction of incorporation of that Obligor that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in that jurisdiction:

(a)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)	by reason of any Finance Party having entered into of any Finance Document or the performance by it of its obligations under any Finance Document.

19.25.2

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in the jurisdiction of incorporation of an Obligor by reason only of the entry into, performance and/or enforcement of any Finance Document.

19.26	No immunity

19.26.1

The entry into by it of each Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute private and commercial acts performed for private and commercial purposes.

19.26.2

In any proceedings taken in South Africa or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document.

19.27	Authorised signatories

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 20.8 (Information: miscellaneous) is authorised to sign Utilisation Requests and other communications under the Finance Documents on its behalf.

19.28	Anti-corruption laws and Sanctions

19.28.1	Except as expressly set out in Schedule 10 (Disclosure Schedule), no member of the Group (including, for this purpose, Smart Life):

(a)

is using nor will use the proceeds of any Senior Facility for the purpose of financing or making funds available directly or indirectly to any person or entity which is currently a Sanctioned Entity or as part of a Sanctioned Transaction, to the extent such financing or provision of funds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions;

(b)

is contributing nor will contribute or otherwise make available the proceeds of any Senior Facility to any other person or entity for the purpose of financing the activities of any person or entity which is currently listed on a Sanctions List, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions; or

(c)	to the best of its knowledge and belief:

(i)	has been nor is targeted under any Sanctions; or

(ii)	has violated or is violating any applicable Sanctions.

19.28.2

Except as expressly set out in Schedule 10 (Disclosure Schedule), each member of the Group and Smart Life has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.29	Dormant companies

Each of the companies listed in Schedule 11 (Dormant Subsidiaries) does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of more than R1,000,000 (or its equivalent in other currencies).

19.30	Times for making representations and warranties

19.30.1	All the representations and warranties set out in this Clause 19 are made by each Obligor on the Signature Date.

19.30.2

Unless a representation and warranty is expressed to be given at a specific date (in which case it shall not be deemed to be repeated on another date), each representation and warranty is deemed to be repeated by:

(a)	each Obligor on the Closing Date, the date of the first Utilisation Request and the first Utilisation Date, each Utilisation Date and the first day of each Interest Period; and

(b)	each Additional Guarantor, on the day on which it becomes (or it is proposed that it becomes) an Obligor.

19.30.3

When a representation and warranty in Clause 19.6.1 (No default) is repeated on the first day of an Interest Period for a Loan (other than the first Interest Period for that Loan), the reference to a Default must be construed as a reference to an Event of Default.

19.30.4	When a representation and warranty is repeated, it is made with reference to the circumstances existing at the time of repetition.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

20.1.1

as soon as the same become available, but in any event within 210 days after the last day of each financial year of the Group, its audited consolidated annual financial statements for that financial year;

20.1.2

as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years (other than those for the fourth quarter of any financial year which shall be provided within 60 days after the end of that quarter), the Group’s quarterly management accounts for that quarter on a consolidated basis for that quarter (and to include cumulative consolidated management accounts for the financial year of the Group to date);

20.1.3

if requested by the Facility Agent in respect of a calendar month, within 30 days after the end of that calendar month, the Group’s monthly management accounts for that month on a consolidated basis for that month (and to include cumulative consolidated management accounts for the financial year of the Group to date);

20.1.4	in respect of Holdco:

(a)

as soon as the same become available, but in any event within 62 days after the last day of each financial year of Holdco, its audited consolidated annual financial statements for that financial year; and

(b)

as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, Holdco's quarterly management accounts for that quarter on a consolidated basis for that quarter (and to include cumulative consolidated management accounts for the financial year of Holdco to date);

20.2	Requirements as to financial statements

20.2.1	The Borrower shall ensure that each set of financial statements and management accounts delivered pursuant to Clause 20.1:

(a)	is certified by a director of the relevant company as fairly representing its financial condition as at the date as to which those financial statements or management accounts were drawn up;

(b)

comprise at least a balance sheet, profit and loss account and cashflow statement for the financial period then ended, and (in the case of management accounts) for the financial year to date and the period of 12 months ending on the last day of the monthly or quarterly financial period (as applicable); and

(c)

is prepared using IFRS (other than in respect of the management accounts), accounting practices and financial reference periods consistent with those applied in the preparation of the applicable financial statements and management accounts for 31 March, 2017 unless, in relation to any set of financial statements or management accounts, it notifies the Facility Agent that there has been a change in IFRS (other than in respect of the management accounts), those accounting practices or those reference periods.

20.2.2

If the Borrower notifies the Facility Agent of any change, as contemplated by Clause 20.2.1, it shall procure that its Auditors (or, if appropriate, the Auditors of the relevant member of the Group) deliver to the Facility Agent:

(a)

a description of any change necessary for those financial statements to reflect IFRS, the accounting practices and the reference periods as applied in the preparation of that Obligor's Original Financial Statements; and

(b)

sufficient information, in form and substance reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

20.2.3

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.3	Compliance Certificate

20.3.1

The Borrower shall supply to the Facility Agent, with each set of financial statements and management accounts delivered pursuant to Clause 20.1.1 and 20.1.2 in relation to a Measurement Date, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements or management accounts (as applicable) were drawn up.

20.3.2

Each Compliance Certificate shall be signed by two directors of Borrower (including the Chief Financial Officer of the Group) and, if required to be delivered with the financial statements delivered pursuant to Clause 20.1.1, shall be reported on by the Auditors in the form set out in Annexe A (Form of Auditor's Certification) to Schedule 6 (Form of Compliance Certificate) or such other form agreed by the Borrower and the Facility Agent.

20.4	Financial year-end

Without the express prior consent of the Facility Agent, an Obligor shall not change the date of its financial year end and shall ensure that the financial year end of each member of the Group falls on 30 June.

20.5	Auditors

20.5.1	The Borrower must ensure that its Auditors as at the Signature Date are retained to audit its consolidated annual financial statements.

20.5.2	The Borrower may change its Auditors:

(a)	to one of PwC, EY or KPMG (or any other firm approved in advance by the Facility Agent) if required by law or regulation; or

(b)	if the Facility Agent has approved the other firm in advance.

20.5.3

If the Facility Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Facility Agent may notify the Borrower, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Borrower shall ensure that the Auditors are authorised (at the expense of the Borrower):

(a)	to discuss the financial position of each member of the Group with the Facility Agent on request from the Facility Agent; and

(b)	to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

20.5.4

The Facility Agent may not give notice under Clause 20.5.3, unless it reasonably believes that a Default is continuing or may have occurred or may occur, and notifies the Borrower that it is exercising its rights under this Clause 20.5.4.

20.6	Management access

Following delivery of any management accounts contemplated in Clause 20.1.2 (Financial Statements), the Borrower shall, upon written request from the Facility Agent, procure that within 7 days of delivery of any such request at least two directors of the Borrower (one of whom must be the financial director) must make themselves available to meet with the Lenders (on a date and at a venue agreed with the Facility Agent) so as to discuss:

20.6.1	the on-going business and financial performance of the Group; and

20.6.2	any other matter which a Finance Party may reasonably request.

20.7	Notification of default

20.7.1

Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

20.7.2

As soon as reasonably practical following a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.8	Information: miscellaneous

The Borrower and Holdco shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

20.8.1

copies of all documents dispatched by an Obligor to its shareholders generally (or any class of them) to the extent required by law or regulation and all documents dispatched to its creditors generally (or any class of them), in each case at the same time as they are dispatched;

20.8.2

promptly upon becoming aware of them, details and copies of any changes proposed to or made to its constitutional documents or the constitutional documents of it or any other Obligor, including the filing of any Memorandum of Incorporation under the Companies Act, where such changes do, are reasonably likely to, adversely affect the interest of the Finance Parties;

20.8.3	promptly upon becoming aware of them, details and copies of any claim made against any Obligor under the Finance Documents;

20.8.4

promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and, in the case of any litigation, arbitration or administrative proceedings, involve liability in an aggregate amount which (together with any other liability in respect of litigation, arbitration or administrative proceedings) is in excess of R10,000,000 (or its equivalent in another currency or currencies); and

20.8.5

promptly, such further information regarding the financial condition, business and operations of it or any other member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

20.9	Know your customer checks

20.9.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signature Date;

(b)	any change in the status of an Obligor after the Signature Date;

(c)	the on-going compliance with any know your customer or similar identification procedures; or

(d)	a proposed Transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such Transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (d) above, any prospective new Lender) to comply with know your customer or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (d) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (d) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.9.2

Each Lender shall as soon as reasonably practicable following request by the Facility Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.9.3

Following the giving of any notice pursuant to Clause 25.2 (Additional Guarantors), if the accession of such Additional Guarantor obliges the Facility Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

21.	FINANCIAL COVENANTS

21.1	Undertakings in relation to financial condition

21.1.1	Total Net Leverage Ratio

The Obligors shall ensure that the Total Net Leverage Ratio for any Measurement Period shall fall below the ratio set out in column 2 of the table below opposite that Measurement Period:

Measurement Period [Column 1]	Ratio [Column 2]
Each Measurement Period ending before or on the first anniversary of the first Utilisation Date:	1.75 : 1
Thereafter, each Measurement Period ending before or on 31 March, 2019:	1.50 : 1
Thereafter, each Measurement Period ending before or on the Final Maturity Date:	1.00 : 1

21.2	Basis of calculations

21.2.1

All the terms defined in Clause 1.2 (Financial definitions) are to be determined on a consolidated basis and (except as may be expressly included or excluded in the relevant definition, or as stated below) in accordance with IFRS.

21.2.2

The financial undertakings in Clause 21.1.1 (unless expressly otherwise stated) shall apply as of the last day of each Measurement Period and compliance (or otherwise) shall be verified by reference to the consolidated financial statements or management accounts of the Group (as applicable) for the relevant Measurement Periods and Compliance Certificates delivered pursuant to Clause 20 (Information Undertakings).

21.2.3	No item shall be deducted or credited more than once in any calculation.

21.2.4

Where an amount in any financial statements delivered pursuant to Clause 20 (Information Undertakings) is not denominated in Rand, it shall be converted into Rand at the rates specified in those financial statements.

21.2.5

In relation to any Measurement Period commencing before the Closing Date, the Consolidated EBITDA for any Measurement Period ending less than 12 months after the Closing Date, shall be determined based on the actual consolidated results of the Borrower for that Measurement Period.

21.3	Equity cure

21.3.1	In this Clause:

Cure Amount means the amount of cash proceeds received by the Borrower for the purposes of this Clause from a Shareholder Contribution on the condition that the claims of Holdco against the Borrower are subordinated to the claims of the Finance Parties under the Finance Documents, either under the Subordination Agreement or otherwise on terms acceptable to the Facility Agent; and

Cure Period, in relation to a Measurement Period, means the period ending on the date which falls 45 Business Days after the Measurement Date for that period.

21.3.2

If, as at a Measurement Date, any requirement of Clause 21.1.1 (the Relevant Financial Undertaking) is not met, which is evidenced by a Compliance Certificate delivered pursuant to Clause 20.3 (Compliance Certificate), the Borrower may treat (solely for the purpose of measuring compliance with the Relevant Financial Undertaking under this Clause, and not for any other purpose) a Cure Amount received and paid to the Facility Agent (for the account of the Senior Facility Lenders) in accordance with Clause 21.4 within the applicable Cure Period, by way of a notional adjustment being a reduction of Consolidated Total Net Borrowings by an equivalent amount.

21.3.3	Only so much of a Cure Amount as is required to ensure compliance with the Relevant Undertaking may be taken into account by way of such notional adjustment.

21.3.4

Following receipt of a Cure Amount, the Borrower shall promptly recalculate the Relevant Financial Undertaking as permitted under this Clause 21.3 and, by no later than the last day of the relevant Cure Period, deliver to the Facility Agent a revised Compliance Certificate which reflects the results of those calculations.

21.3.5

If, following receipt of a Cure Amount and a recalculation of the Relevant Financial Undertaking, as permitted under this Clause, the Relevant Financial Undertaking is met, the requirements of Clause 21.1 will be deemed to have been satisfied, retrospectively on the relevant Measurement Date, and any Default which arose under Clause 23.2 (Financial covenants and other obligations) as a result of the original failure to comply shall be deemed to have been remedied.

21.3.6	The rights of the Borrower under this Clause 21.3 are subject to the following restrictions:

(a)	a Cure Amount may not be raised and taken into account under this Clause for two consecutive Measurement Periods; and

(b)	no more than two Cure Amounts in total may be taken into account before the Final Discharge Date for the purposes of this Clause.

21.4	Cure Amounts - mandatory prepayment

21.4.1

The Borrower shall apply all the proceeds of any Cure Amount received by a member of the Group in or towards payment, repayment or prepayment of the Utilisations and other Senior Facility Outstandings under the Senior Facilities, promptly upon receipt and, in any event, no later than the last day of the relevant Cure Period.

21.4.2	All amounts paid, repaid or prepaid under this Clause shall be applied in the order of priority set out in (and otherwise as required under) Clause 7.11.1 (Application of partial prepayments).

22.	GENERAL UNDERTAKINGS

Each Obligor is bound by the undertakings set out in this Clause 22 relating to it. The undertakings in this Clause 22 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall (and the Obligors shall ensure that each other member of the Group will) promptly:

22.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

22.1.2	at the request of the Facility Agent, supply certified copies to the Facility Agent of,

any authorisation required to enable it to:

(a)

perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any such Finance Document;

(b)	carry on its business in the ordinary course and in all material respects as it is being conducted.

22.2	Compliance with laws

Each Obligor shall (and the Obligors shall ensure that each other member of the Group will) comply with all laws, permits and licenses which are material to the conduct of its business.

22.3	Pari passu ranking

Each Obligor must ensure that:

22.3.1

its payment obligations under the Finance Documents at all times rank at least pari passu with all its present and future unsecured unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation or any other jurisdiction where it carries on business.

22.3.2

the Security conferred by each Security Document to which it is a party constitutes first ranking priority Security of the type described, over the assets referred to, in that Security Document and that those assets are not subject to any prior or pari passu Security in favour of any other person.

22.4	Negative pledge

22.4.1	No Obligor (excluding Holdco) shall (and the Obligors shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

22.4.2	No Obligor (excluding Holdco) shall (and the Obligors shall ensure that no other member of the Group will):

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into or permit to subsist any title retention arrangement;

(d)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(e)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

22.4.3	Clauses 22.4.1 and 22.4.2 do not apply to the following Security (each a Permitted Encumbrance):

(a)	any Security given or purported to be given as Transaction Security;

(b)	any Security referred to in paragraph 6 of Schedule 10 (Disclosure Schedule) given as at the Signature Date;

(c)	any lien arising by operation of law and in the ordinary course of trading, and not as a result of any default or omission by any member of the Group;

(d)

any netting or set-off arrangement entered into by any member of the Group with an Approved Bank in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, but only if the arrangement does not permit credit balances of Obligors to be netted with debit balances of members of the Group which are not Obligors;

(e)	any netting of payments under a Permitted Treasury Transaction (including netting on a close-out of a Permitted Treasury Transaction);

(f)	any Security over or affecting any asset acquired by a member of the Group after the Signature Date if:

(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security is removed or discharged within 3 months of the date of acquisition of such asset;

(g)

any Security over or affecting any asset of any company which becomes a member of the Group after the Signature Date where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that company; and

(iii)	the Security is removed or discharged within 3 months of the date of that company becoming a member of the Group;

(h)	any Security arising under:

(i)	a finance or capital lease; or

(ii)	any retention of title, hire purchase or conditional sale arrangement; or

(iii)

arrangements having a similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not as a result of any default or omission by any member of the Group;

(i)	any Security over any rental deposits in respect of immovable property where the relevant lease was entered into in the ordinary course of business and on arm's length terms;

(j)	any Security arising as a result of a Permitted Disposal;

(k)

any Security arising as a consequence of any finance lease permitted pursuant to Clause 22.5.5 (Financial indebtedness) or any Security securing any liabilities under any Permitted Guarantee permitted pursuant to Clauses 22.12.2 to 22.12.10 (Third party guarantees) (inclusive), provided that, at any applicable time:

(i)	the aggregate value of any such Security contemplated in this Clause shall not exceed R25,000,000; and

(ii)

the aggregate value of such Security, when aggregated with (A) the aggregate actual or contingent liability of the members of the Group under all outstanding guarantees which are permitted under Clause 22.12.2 to 22.12.10 (Third party guarantees) (inclusive) at that time and (B) the aggregate Financial Indebtedness of all members of the Group permitted under Clauses 22.5.2 to 22.5.9 (Financial Indebtedness) (inclusive)) at that time, shall not exceed R600,000,000 (or its equivalent in any other currency); or

(l)	any Security expressly permitted in writing by the Facility Agent.

22.5	Financial Indebtedness

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. This restriction does not apply to the following items of Financial Indebtedness (in each case, a Permitted Financial Indebtedness):

22.5.1	any Financial Indebtedness incurred under the Finance Documents;

22.5.2	any Financial Indebtedness arising under a Permitted Loan, a Permitted Guarantee or a Permitted Treasury Transaction;

22.5.3

any Financial Indebtedness of any person acquired by a member of the Group after the Signature Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of 3 months following the date of acquisition;

22.5.4

Financial Indebtedness under a finance or capital lease, instalment credit agreement, retention of title, hire purchase or conditional sale arrangement or arrangements having a similar effect in respect of vehicles, plant, equipment or computers,provided that the aggregate capital value of all items so acquired under outstanding leases, instalment credit agreements, retention of title, hire purchase or conditional sale arrangements or arrangements having a similar effect, by members of the Group, does not exceed an amount of R50,000,000 (or its equivalent in any other currency) at any time;

22.5.5	any Financial Indebtedness under any operating lease for land, buildings or any movable assets which is entered into in the ordinary course of business and is classified as a finance lease under IFRS;

22.5.6

any Financial Indebtedness arising under unsecured general or short term banking facilities provided to a member of the Group by another bank or financial institution, provided that the maximum aggregate amount of Financial Indebtedness under this Clause 22.5.6 does not exceed R500,000,000 (or its equivalent in any other currency) at any time;

22.5.7

any Financial Indebtedness in respect of any loans advanced to the Borrower by Holdco, on the condition that the claims of Holdco against the Borrower are subordinated to the claims of the Finance Parties under the Finance Documents, either under the Subordination Agreement or otherwise on terms acceptable to the Facility Agent;

22.5.8	any Financial Indebtedness expressly permitted in writing by the Facility Agent; or

22.5.9	any Financial Indebtedness of any member of the Group not otherwise permitted by this Clause above,

provided that the aggregate Financial Indebtedness of all members of the Group permitted under Clauses 22.5.2 to 22.5.9 (inclusive) (when taken together, at any applicable time, with the aggregate actual or contingent liability under all outstanding guarantees which are permitted under Clause 22.12.2 to 22.12.10 (Third party guarantees) (inclusive)) shall not at any time exceed R600,000,000 (or its equivalent in any other currency).

22.6	Disposals

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. This restriction does not apply to the following disposals which are (except for Clause 22.6.3, on arm's length terms (each a Permitted Disposal):

22.6.1	any disposal arising as a result of a Permitted Distribution;

22.6.2	a disposal of trading stock for cash in the ordinary course of trading;

22.6.3	a disposal of any asset by a member of the Group (the disposing entity) to another member of the Group (the acquiring entity) incorporated in the same jurisdiction, but only if:

(a)	where the disposing entity is an Obligor, the acquiring entity is also an Obligor;

(b)	the relevant asset is not subject to Transaction Security;

(c)	where the disposing entity is a Guarantor, the acquiring entity must also be a Guarantor guaranteeing an amount at all times no less than that guaranteed by the disposing entity;

22.6.4	a disposal of obsolete or redundant vehicles, plant and equipment for cash;

22.6.5	a disposal of Cash Equivalents:

(a)	for Cash; or

(b)	in exchange for other Cash Equivalents;

22.6.6	a disposal arising as a result of a Permitted Encumbrance;

22.6.7	disposal of assets (not being a business and not being shares or securities) in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

22.6.8	a disposal of cash where such disposal does not breach the other terms of the Finance Documents;

22.6.9

any other disposal not referred to in this Clause 22.6 (subject to the requirements of Clause 7.4 (Mandatory prepayment – material disposal and insurance proceeds)) where the higher of the net consideration and the book value does not exceed R50,000,000 (or its equivalent in any other currency) in any financial year;

22.6.10	a disposal constituted by a licence of Intellectual Property Rights permitted by Clause 22.16.2 (Intellectual Property Rights);

22.6.11	disposals to a Permitted Joint Venture, to the extent permitted by Clause 22.10.2(c) (Joint Ventures);

22.6.12	a disposal pursuant to a Permitted BEE Transaction provided it does not result in a Control Event; or

22.6.13	any other disposal expressly permitted in writing by the Facility Agent.

22.7	Merger

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, unbundling or corporate reconstruction. This restriction does not apply to:

22.7.1	a Permitted Disposal or Permitted Acquisition;

22.7.2	any other transaction or combination of transactions which is required to be implemented or expressly permitted by the terms of this Agreement; or

22.7.3	any amalgamation, demerger, merger, unbundling or corporate reconstruction permitted in writing by the Facility Agent.

22.8	Assets

Each Obligor (other than Holdco) shall (and the Obligors shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

22.9	Acquisitions

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) acquire or subscribe for shares or other ownership interests in or securities of any company or other person, acquire any business or incorporate any company or other person. This restriction does not apply to the following transactions (each a Permitted Acquisition):

22.9.1	the Subscription;

22.9.2	the acquisition by a member of the Group of additional securities in investments (including Affiliates) in which it holds an interest at the Signature Date (other than in Cell C), provided:

(a)

the aggregate value of such acquisitions (when taken together, at any applicable time, with the amount of all outstanding Permitted Loans under Clause 22.11.1 (Loans out)) does not exceed R200,000,000 (or its equivalent in any other currency) at any time; and

(b)

the relevant member of the Group has executed a security document over those securities, in form and substance satisfactory to the Facility Agent, creating first-ranking Security over those securities and all that member's claims in respect thereof in favour of the Finance Parties;

22.9.3

an acquisition for cash on arm's length terms by the Borrower of additional shares or other securities in Cell C funded by Shareholder Contributions or from any Available Distribution Amount, but only if no Default is continuing on completion of the acquisition or would occur as a result of that acquisition;

22.9.4	an acquisition pursuant to a Permitted Joint Venture;

22.9.5	the acquisition by a member of the Group of an asset from another member of the Group pursuant to a Permitted Disposal;

22.9.6	an acquisition of shares or securities pursuant to a Permitted Share Issue;

22.9.7	the acquisition of Cash Equivalents;

22.9.8	the incorporation of a company as a member of the Group, but only if:

(a)

it is incorporated in the Common Monetary Area as a limited liability company or if not incorporated in the Common Monetary Area with limited liability, the Facility Agent has consented to the incorporation of such company in the relevant jurisdiction;

(b)	no Default is continuing on the incorporation of that company or would occur as a result; and

(c)	that company accedes and becomes party to this Agreement as an Additional Guarantor if it is or becomes a Material Subsidiary or if otherwise required to comply with Clause 22.25 (Guarantor coverage);

22.9.9

an acquisition for cash on arm's length terms, of all or any interest of the issued share capital and other securities of a limited liability company (other than in Cell C) or a business or undertaking carried on as a going concern, funded by Shareholder Contributions or cash on hand, but only if:

(a)	in the case of the Obligors, the company, business or undertaking (as applicable) is incorporated or established, and the principal business operations thereof are carried on in the Common Monetary Area or if not incorporated in the Common Monetary Area with limited liability, or the principal business operations thereof are not carried on in the Common Monetary Area, the Facility Agent has consented to the incorporation of such company, or the acquisition of such business or undertaking in the relevant jurisdiction;

(b)	the company carries on or will carry on a business substantially similar to that undertaken by the Borrower on the date of such acquisition;

(c)	no Default is continuing on completion of the acquisition or would occur as a result of that acquisition;

(d)

the company, business or undertaking (as applicable) has generated positive earnings before interest, tax, depreciation, amortisation and impairment charges and positive cash flows (calculated, in the case of earnings before interest, tax, depreciation, amortisation and impairment charges, on a pro forma standalone basis and on substantially the same basis as Consolidated EBITDA, except that references to the Borrower will be construed as references to that Subsidiary, company or business), for the 12 month period ending on the most recent month-end prior to the closing date for that acquisition (or, if not ascertainable, for the financial year of that company, business or undertaking most recently ended prior to the closing date for such acquisition); and

(e)	if an acquisition of shares in a company:

(i)

no creditor of that company has or will have any recourse to any other member or the Group, or the assets of another member of the Group, in connection with any indebtedness owed by that company to its creditors from time to time; and

(ii)

in the case of an acquisition by an Obligor, that company accedes and becomes party to this Agreement as an Additional Guarantor if it is or becomes a Material Subsidiary or if otherwise required to comply with Clause 22.25 (Guarantor coverage);

22.9.10

an acquisition (other than of shares or other securities in Cell C) funded by Shareholder Contributions or cash on hand the value of which does not exceed R20,000,000 (or its equivalent in any other currency) in any financial year; or

22.9.11	any acquisition expressly permitted in writing by the Facility Agent.

22.10	Joint Ventures

22.10.1

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) be entitled to enter into any Joint Venture or partnership (whether an en commandite partnership or any other partnership) or enter into, invest or acquire any shares, stocks, securities, partnership interest or other interest in any Joint Venture or partnership or transfer any assets or lend to or guarantee or give an indemnity for or grant any security interest for the obligations of a Joint Venture or partnership or maintain the solvency or provide working capital to any Joint Venture or partnership other than with the prior written consent of the Facility Agent.

22.10.2	Clause 22.10.1 does not apply to any investment in any Joint Venture (a Permitted Joint Venture) where:

(a)	the Joint Venture carries on or will carry on a business similar to that undertaken by the Group as at the date of the investment;

(b)	no Default is continuing on the completion of the investment or would occur as a result; and

(c)	the aggregate of all Joint Venture Investments of any member or members of the Group does not exceed R50,000,000 (or its equivalent in any other currency) at any time.

22.10.3	For purposes of this Clause, Joint Venture Investment means:

(a)	an acquisition of any shares, stocks, equity securities or other ownership interest in any Joint Venture;

(b)	the transfer of any assets to, loan to, or guarantee, indemnity or provision of Security for the obligations of, a Joint Venture; or

(c)

the acquisition of a minority interest in any company (provided that, for the avoidance of doubt, the acquisition of minority interests held by third parties in any company which is, as at the date of such acquisition, a member of the Group shall not be construed as a Joint Venture Investment).

22.11	Loans out

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness. This restriction does not apply to the following items (each a Permitted Loan):

22.11.1	a loan by a member of the Group to an Affiliate in which it holds an interest at the Signature Date, provided:

(a)

the aggregate amount of such loans (when taken together, at any applicable time, with the value of all acquisitions permitted pursuant to Clause 22.9.2 (Acquisitions)) does not exceed R200,000,000 (or its equivalent in any other currency) at any time; and

(b)

the relevant member of the Group has executed a security document over the member of the Group's claims arising from such loans, in form and substance satisfactory to the Facility Agent, creating first-ranking Security over those claims in respect thereof in favour of the Finance Parties;

22.11.2	a loan by the Borrower to Cell C funded by Shareholder Contributions or from any Available Distribution Amount;

22.11.3	trade credit extended by a member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities and which has a credit term of not more than 90 days;

22.11.4	loans provided by:

(a)	one Obligor to another Obligor;

(b)	a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

22.11.5	any loans referred to in paragraph 7 of Schedule 10 (Disclosure Schedule) as at the Signature Date;

22.11.6	loans to:

(a)	Zazoo Limited to fund operating costs not exceeding R10,000,000 (or the equivalent in any other currency) in aggregate at any time; and

(b)	Smart Life not exceeding R10,000,000 in aggregate at any time;

22.11.7	loans to employees of the Group not exceeding R220,000 in aggregate at any time;

22.11.8	loans made by Moneyline to its customers in the ordinary course of its business;

22.11.9

loans which exist on the Signature Date and were disclosed to the Facility Agent in writing before that date, provided that the aggregate amount of those loans may not be increased after the Signature Date; or

22.11.10	loans or credit expressly permitted in writing by the Facility Agent.

22.12	Third party guarantees

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person. This restriction does not apply to the following (in each case a Permitted Guarantee):

22.12.1	any guarantee arising under the Finance Documents;

22.12.2	performance bonds guaranteeing performance by an Obligor under any contract (not being in respect of Financial Indebtedness) entered into in the ordinary course of trade;

22.12.3	guarantees by Obligors in respect of the Permitted Financial Indebtedness of other Obligors;

22.12.4

any guarantee comprising a netting or set-off arrangement entered into by a member of the Group with an Approved Bank in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances of that member of the Group or of other members of the Group with that Approved Bank, provided that such arrangement does not permit credit balances of Obligors to be netted with debit balances of members of the Group that are not Obligors;

22.12.5

any guarantee given by a person acquired by a member of the Group after the Signature Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of 3 months following the date of acquisition;

22.12.6

any guarantee required to be given to any municipality, utility provider or other supplier of goods or services, and made by a member of the Group in the regular and ordinary course of business under which the aggregate liability (actual or contingent) of members of the Group does not at any time exceed R10,000,000;

22.12.7

any guarantee given to a landlord or financial institution in respect of premises occupied by a member of the Group for the rental obligations of a member of the Group, where the lease agreement and the guarantee are entered into in the ordinary course of trading and on arm’s length terms;

22.12.8	guarantees not otherwise permitted by this Clause above, under which the aggregate liability (actual or contingent) of members of the Group does not at any time exceed R10,000,000;

22.12.9	any guarantees referred to in paragraph 8 of Schedule 10 (Disclosure Schedule) as at the Signature Date; or

22.12.10	any guarantee expressly permitted in writing by the Facility Agent,

provided that the aggregate actual or contingent liability under all outstanding guarantees which are permitted under Clause 22.12.2 to 22.12.10 (inclusive) (when taken together, at any applicable time, with the aggregate Financial Indebtedness of all members of the Group permitted under Clauses 22.5.2 to 22.5.9 (Financial Indebtedness) (inclusive)) shall not at any time exceed R600,000,000 (or its equivalent in any other currency).

22.13	Treasury Transactions

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) enter into any Treasury Transaction. This restriction does not apply to spot and forward delivery foreign exchange contracts entered into in the ordinary course of business, but not for speculative purposes nor any Treasury Transaction expressly permitted in writing by the Facility Agent. (each a Permitted Treasury Transaction).

22.14	Arm's length transactions

No Obligor shall (and the Obligors shall ensure that no other member of the Group will) enter into any transaction with any person, otherwise than on arm's-length terms, save for:

22.14.1	any transaction forming part of, or required to implement, the Transaction; or

22.14.2	loans made or credit provided by one Obligor to another;

22.15	Insurance

22.15.1

In this Clause a prudent owner means a prudent owner and operator of any business, and of assets of a type and size, similar in all cases to those owned and operated by any member of the Group in a similar location.

22.15.2	Each Obligor shall (and the Obligors shall ensure that each other member of the Group will) ensure that its Insurances:

(a)	insure it for its insurable interest in respect of all risks which are required to be insured against under any applicable law or regulation and which a prudent owner would insure against;

(b)	insure it against losses arising from business interruption (whether or not a prudent owner would do so); and

(c)	in the case of any other asset or risk, provide cover up to a limit which a prudent owner would buy.

22.15.3	Each Obligor shall (and the Obligors shall ensure that each other member of the Group will):

(a)	ensure that its Insurances are underwritten by an insurance company or underwriter which is of international standing and is not a captive insurer which is a member of the Group;

(b)	promptly pay (or procure payment of) all premiums and do anything which is necessary to keep each of its Insurances in full force and effect; and

(c)

not do or allow anything to be done which may (and promptly notify the Facility Agent of any event or circumstance which does or is reasonably likely to) entitle any insurer of any of its Insurances to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Group.

22.16	Intellectual Property Rights

22.16.1	Except as provided below, each Obligor shall (and the Obligors shall ensure that each other member of the Group will):

(a)	make any registration and pay any fee or other amount which is necessary to retain and protect the Intellectual Property Rights which are material to the business of a member of the Group;

(b)	record its interest in those Intellectual Property Rights;

(c)	take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights;

(d)

not use or permit any such Intellectual Property Right to be used in a way which may, or take or omit to take any action which may, adversely affect the existence or value of such Intellectual Property Right; and

(e)	not grant any licence in respect of those Intellectual Property Rights, without the express prior consent of the Facility Agent.

22.16.2

Clause 22.16.1 does not apply to licence arrangements entered into between members of the Group for so long as they remain members of the Group or to licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

22.17	Environmental matters

22.17.1	Each Obligor shall (and the Obligors shall ensure that each other member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all Environmental Permits that are required to carry on its business in the ordinary course;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or might reasonably be expected to have a Material Adverse Effect or is reasonably likely to result in any liability for a Finance Party.

22.17.2	Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against it or any other member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any other member of the Group,

where the claim, if determined against it or any other such member of the Group, has or might reasonably be expected to have a Material Adverse Effect or is reasonably likely to result in any liability for a Finance Party.

22.17.3

The Borrower hereby indemnifies each Finance Party and its officers, employees, agents and delegates (together the Indemnified Parties) against any loss or liability suffered or incurred by that Indemnified Party (except to the extent caused by such Indemnified Party's own gross negligence or wilful default) which:

(a)	arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person); or

(b)	arises in connection with an Environmental Claim,

which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or, in each case, any member of the Group) and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party.

22.18	Share capital

22.18.1	No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will):

(a)	redeem, purchase, defease, retire or repay any of its shares or share capital (or any instrument convertible into shares or share capital) or resolve to do so;

(b)	issue any shares (or any instrument convertible into shares) which by their terms are redeemable or carry any right to a return prior to the Final Discharge Date; or

(c)	issue any shares or share capital (or any instrument convertible into shares or share capital) to any person.

22.18.2	Clause 22.18.1 does not apply to the following (each a Permitted Share Issue):

(a)	the issue of shares by an Obligor to another Obligor;

(b)	the issue of shares by Holdco;

(c)

the issue of shares for cash by a member of the Group to a minority shareholder provided that following the issue of such shares the pro rata shareholding of all shareholders of that member of the Group will remain unchanged;

(d)	the issue of shares by a member of the Group to another person as part of a Permitted BEE Transaction, provided such issue does not lead to a Control Event;

(e)

an issue of shares for purposes of a refinancing provided that all Loans and other Senior Facility Outstandings are, pursuant to such refinancing, prepaid in full at the same time and the Total Commitments are cancelled and reduced to zero;

(f)

any issue of shares by the Borrower to Holdco provided that those shares by their terms (or by the terms of any security into which they may be convertible or for which they may be exchangeable) are not mandatorily redeemable or redeemable at the option of a holder; or

(g)	an issue of shares to a person with the express prior consent of the Facility Agent.

22.19	Distributions

22.19.1

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will) make any distribution. This restriction does not apply to the following distributions (each a Permitted Distribution):

(a)	any distribution by a member of the Group to an Obligor (other than Holdco);

(b)	a payment by the Borrower which is permitted in accordance with Clause 22.19.2; or

(c)	any other distribution made with the express prior consent of the Facility Agent.

22.19.2	The Borrower may make payment of a cash distribution to Holdco (a Cash Distribution) if each of the following conditions have been met:

(a)	the Borrower has given 10 Business Days' prior notice to the Facility Agent of the intention to make such payment;

(b)	no amount due and payable under the Senior Facilities remains unpaid as at the date on which the payment is proposed to be made;

(c)	no Default is then continuing or would result from that payment;

(d)	that payment is not prohibited under any applicable law;

(e)	following any such payment the aggregate amount of the Group's Cash and Cash Equivalents will not be less than R500,000,000; and

(f)

the Borrower has offered to prepay Utilisations and other Senior Facility Outstandings in an amount (the Cash Distribution Prepayment Amount) equal to the amount of the proposed Cash Distribution, and any payments required to be made as a result of any acceptances of any such offer must have been made, all in accordance with the requirements of Clause 8 (Prepayment Offers and Priorities), and received in full by the relevant Lenders.

22.20	Bank accounts

No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group incorporated in South Africa will) open or maintain any account or enter into any banking relationship with any branch of any bank or other financial institution providing similar services other than any account maintained with an Approved Bank.

22.21	Taxes

22.21.1

Each Obligor (other than Holdco) shall (and the Obligors shall ensure that each other member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	the amount under dispute is not in excess of R10,000,000;

(c)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements; and

(d)	such payment can be lawfully withheld.

22.21.2	No member of the Group may change its residence for Tax purposes.

22.22	Amendments to documents

22.22.1	No Obligor (other than Holdco) shall (and the Obligors shall ensure that no other member of the Group will):

(a)	amend its memorandum of incorporation or other constitutional documents;

(b)	amend or waive any term of any document delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent),

(save for an amendment or waiver which is required to comply with the rules of any listings authority, including the NASDAQ Stock Market, or a procedural or administrative change arising in the ordinary course of administration of the relevant document and is not material) without the express prior consent of the Facility Agent before the Closing Date and, thereafter, in a manner or to an extent which is reasonably likely in any way to adversely affect the interests of the Finance Parties under the Finance Documents.

22.22.2

The Borrower must promptly supply to the Facility Agent a copy of any amendment to or waiver of any of the documents, or any agreement with any shareholder in the Borrower (or any of their Affiliates), in either case referred to in Clause 22.22.1.

22.23	Access

22.23.1

Upon reasonable notice by the Facility Agent, each Obligor shall (and the Obligors shall ensure that each other member of the Group will) allow any one or more representatives of the Finance Parties and/or accountants or other professional advisers appointed by the Finance Parties to have access during normal business hours to the premises, assets, books and records of that member of the Group.

22.23.2

The Facility Agent may not give notice under Clause 22.23.1, unless it reasonably believes that a Default is continuing or may have occurred or may occur and notifies the Borrower that it is exercising its rights under this Clause 22.23.

22.24	Anti-corruption laws and Sanctions

22.24.1	No Obligor shall (and the Obligors shall ensure that no other member of the Group will):

(a)	contravene any Sanctions;

(b)	at any time be a party to or participate in a Sanctioned Transaction in any manner; or

(c)

directly or indirectly use the proceeds of any Senior Facility for any purpose which would breach the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

22.24.2	Each Obligor shall (and the Borrower shall ensure that each member of the Group will):

(a)

take all reasonable steps to ensure that appropriate controls and safeguards are in place, designed to prevent it or any other member of the Group from being or becoming involved in a Sanctioned Transaction; and

(b)	conduct its businesses in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

22.24.3	In this Clause 22.24, a reference to the Group or a member of the Group, includes Smart Life.

22.25	Guarantor coverage

22.25.1

The Borrower shall ensure that, at all times after the Closing Date, the aggregate contribution of the Guarantors (other than Holdco) (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) represents not less than 90.00 per cent. of the gross assets, Consolidated EBITDA and total revenue of the Group.

22.25.2	Subject to Clause 22.25.3, if, at any time after the Signature Date:

(a)	it is demonstrated by reference to the financial statements of any Subsidiary and the consolidated financial statements of the Group that any member of the Group is a Material Subsidiary; or

(b)	a member of the Group otherwise is or becomes a Material Subsidiary,

then, the Borrower shall, subject to Clause 20.9 (Information Undertakings), promptly and in any event within 10 Business Days of the delivery of those financial statements procure that that Material Subsidiary becomes an Additional Guarantor in the manner required by Clause 25.2 (Additional Guarantors).

22.25.3	Notwithstanding, Clause 22.25.2, neither:

(a)	Prism Transactive (M) Sedirian Berhad, a company registered under the laws of Malaysia; nor

(b)	Smart Life,

will be required to become an Additional Guarantor.

22.26	Ownership of Guarantors

22.26.1

Subject to Clause 22.26.3, the Borrower shall ensure that 100 per cent. of the securities in the issued capital of each Guarantor (other than Holdco and Cash Paymaster) are owned, directly or indirectly, legally and beneficially, by the Borrower.

22.26.2

Subject to Clause 22.26.3, the Borrower shall ensure that 87.5 per cent. of the securities in the issued capital of Cash Paymaster are owned, directly or indirectly, legally and beneficially, by the Borrower.

22.26.3	Notwithstanding Clauses 22.26.1 and 22.26.2:

(a)

the Borrower may, directly or indirectly, reduce its shareholding, or the percentage of shares it is entitled to vote, in another Obligor to a minimum amount of 75 per cent. of all such shares and votes, pursuant to one or more Permitted BEE Transactions;

(b)

the Borrower may, directly or indirectly, reduce its shareholding, or the percentage of shares it is entitled to vote, in Cash Paymaster to a minimum amount of 70 per cent. of all such shares and votes, pursuant to one or more Permitted BEE Transactions.

22.27	Acquisition of DNI Shares

22.27.1

The Borrower shall, by no later than 2 Business Day following the Utilisation Date under Facility D (or such later date as may be agreed by the Facility Agent in writing), provide evidence acceptable to the Finance Parties that:

(a)

the Borrower has subscribed for and owns 4,000,000 ordinary "A" shares in the authorised ordinary share capital of DNI (the Additional DNI Shares) pursuant to the "Tranche I Subscription Agreement" between the Borrower and DNI;

(b)	the Borrower has disbursed a loan of R126,000,000 to DNI pursuant to the "Net1 Loan Agreement" between the Borrower and DNI; and

(c)

DNI has disbursed a loan of R126,000,000 to AJD Holdings Proprietary Limited (registration number 1975/004328/07) and Richmark Holdings Proprietary Limited (registration number 2000/013818/07) pursuant to the "DNI Loan Agreement" between the Borrower and DNI.

22.27.2	The Borrower shall, within 2 Business Day following the Utilisation Date under Facility D (or such later date as may be agreed by the Facility Agent in writing), deliver to the Facility Agent:

(a)	the original share certificates in respect of the Additional DNI Shares; and

(b)	share transfer forms in respect of the Additional DNI Shares, duly signed by the Borrower as transferor and blank as to transferee.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 (other than 23.15 (Acceleration)) is an Event of Default.

23.1	Non-payment

An Obligor does not pay on the due date any amount payable by it under a Finance Document, at the place and in the currency in which it is expressed to be payable unless:

23.1.1	that failure to pay is caused by administrative or technical error or a Disruption Event; and

23.1.2	payment is made in full within 3 Business Days of its due date.

23.2	Financial covenants

Any requirement of Clause 21 (Financial Covenants) is not satisfied, unless that breach:

23.2.1	is capable of remedy under Clause 21.3 (Equity cure); and

23.2.2	is remedied, timeously and in full, in accordance with the requirements of that Clause.

23.3	Other obligations

23.3.1

An Obligor does not comply, timeously and in full, with any term of Clause 20 (Information Undertakings) or any term of Clauses 22.3 (Pari passu ranking), 22.4 (Negative pledge), 22.5 (Financial Indebtedness), 22.6 (Disposals), 22.7 (Merger), 22.9 (Acquisitions), 22.10 (Joint Ventures), 22.11 (Loans out), 22.12 (Third party guarantees), 22.13 (Treasury Transactions), 22.14 (Arm's length transactions), 22.18 (Share capital), 22.19 (Distributions), 22.20 (Bank accounts), 22.22 (Amendment to documents), 22.24 (Anti-corruption laws and Sanctions) and 22.26 (Ownership of Guarantors).

23.3.2	An Obligor does not comply, timeously and in full, with any provision of any Security Document to which it is a party.

23.3.3	An Obligor fails to comply, timeously and in full, with any provision of a Finance Document (in respect of an Obligor only, other than those referred to in Clauses 23.1, 23.2, 23.3.1 and 23.3.2).

23.3.4

No Event of Default under Clause 23.3.3 will occur, if the failure is capable of remedy and is remedied within 5 Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B) any Obligor becoming aware of the failure to comply.

23.4	Misrepresentation

23.4.1

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be repeated.

23.4.2

No Event of Default will occur under Clause 23.4.1 if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 10 Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B) any Obligor becoming aware thereof.

23.5	Cross default and cross acceleration

23.5.1	Any of the following occurs in respect of any Obligor or Material Subsidiary:

(a)	any of its Financial Indebtedness (or any amount payable in respect of its Financial Indebtedness) is not paid when due (after the expiry of any originally applicable grace period); or

(b)	any of its Financial Indebtedness:

(i)

is declared to be or otherwise becomes prematurely due and payable prior to its stated maturity or, if the Financial Indebtedness arises under a guarantee, prior to the stated maturity of the Financial Indebtedness which is the subject of the guarantee; or

(ii)	is placed on demand;

(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand; or

(iv)	is terminated or closed out or is capable of being terminated or closed out,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(c)

any commitment of a provider of Financial Indebtedness to it is cancelled or suspended, or is capable of being cancelled or suspended by such provider, in each case, as a result of an event of default or any provision having a similar effect (howsoever described).

23.5.2

No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 23.5.1(a) to (c) is less than R10,000,000 (or its equivalent in another currency or currencies).

23.6	Insolvency

23.6.1

Any Obligor or Material Subsidiary is or is deemed for the purposes of any applicable law to be insolvent or unable to pay its debts as they fall due, admits its insolvency or its inability to pay its debts as they fall due, suspends making payments on any of its debts or announces an intention to do so or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to the rescheduling, restructuring or compromise of any of its indebtedness.

23.6.2	Any Obligor or Material Subsidiary is or is deemed for the purposes of any applicable law to be "Financially Distressed" (as defined in the Companies Act).

23.6.3	The value of the assets of any Obligor or Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

23.6.4

A moratorium is declared, instituted or takes effect in respect of any of the indebtedness of any Obligor or Material Subsidiary (in which event the ending of the moratorium will not remedy any Event of Default caused by that moratorium).

23.6.5

The filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law in respect of any Obligor or Material Subsidiary and either such proceeding shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered or any Obligor or Material Subsidiary shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding.

23.6.6	The filing of a voluntarily petition by any Obligor or Material Subsidiary under US Bankruptcy Law.

23.7	Insolvency and business rescue proceedings

23.7.1	Any corporate action, legal proceedings or other procedure or step (including an application to court, proposal or convening of a meeting) is taken with a view to:

(a)

the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the any Obligor or Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Subsidiary;

(c)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of any Obligor or Material Subsidiary or any of its assets; or

(d)	enforcement of any Security over any assets of any Obligor or Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction;

23.7.2

A meeting is proposed or convened by the directors of any Obligor or Material Subsidiary, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any Obligor or Material Subsidiary, or any analogous procedure or step is taken in any jurisdiction.

23.8	Creditors' process

Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of any Obligor or Material Subsidiary. No Event of Default will occur under this Clause 23.8 if:

23.8.1	the affected assets are not subject to any Transaction Security and the aggregate value of those assets is less than R10,000,000 (or its equivalent in another currency or currencies); or

23.8.2

that expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution is being contested in good faith and with due diligence and is discharged or set aside within 14 days.

23.9	Legal proceedings

23.9.1

Any Obligor or Material Subsidiary fails to discharge in full, within 5 Business Days of the due date, any amount payable pursuant to a final judgment or order made or given by any court or other authority of competent jurisdiction in any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or enquiry (including any such investigations, proceedings or enquiry by any competition authority, environmental authority, tax authority or sector specific regulatory authority).

23.9.2	For the purposes of Clause 23.9.1, a final judgment or order means a judgment or order:

(a)

which is not appealable or is appealable but in respect of which the period for the lodging of an appeal has lapsed and the relevant Obligor or Material Subsidiary (as applicable) has failed to institute appeal proceedings; and

(b)

which is not capable of rescission or is capable of rescission but in respect of which the period for applying for rescission has lapsed and the relevant Obligor or Material Subsidiary (as applicable) has failed to apply for rescission or has applied for rescission of such judgment or order and the application for rescission has been denied.

23.10	Cessation of business

Any Obligor or Material Subsidiary ceases to carry on all or a substantial part of its business from that undertaken at the Signature Date.

23.11	Finance Documents

23.11.1	It is or becomes unlawful for a party (other than a Finance Party) to a Finance Document to perform any of its obligations under the Finance Documents.

23.11.2

Any obligation of a party (other than a Finance Party) to a Finance Document, under a Finance Document, for any reason, is not or ceases to be legal, valid, binding, enforceable or effective in accordance with its terms, or is alleged by a party to it (other than a Finance Party) to be ineffective in accordance with its terms, or becomes unlawful.

23.11.3

Any Transaction Security created or expressed to be created or evidenced by a Security Document, or any subordination created under a Finance Document, for any reason, is not or ceases to be legal, valid, binding, enforceable or effective, or is alleged by a party to it (other than a Finance Party) to be ineffective, fails or ceases to establish the ranking and the priority of claims which it purports to create, or becomes unlawful.

23.11.4	A party (other than a Finance Party) to a Finance Document repudiates that Finance Document or evidences an intention to repudiate a Finance Document.

23.12	Material adverse change

Any event or circumstance occurs which, in the reasonable opinion of the Facility Agent (acting on the instructions of all the Lenders), has or is reasonably likely to have a Material Adverse Effect .

23.13	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower or the audited annual financial statements of any other Obligor.

23.14	Expropriation

23.14.1

The authority or ability of any Obligor or Material Subsidiary to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person.

23.14.2	By the authority of any governmental, regulatory or other authority or other person:

(a)	the management of any Obligor or Material Subsidiary is wholly or substantially replaced; or

(b)	all or a majority of the shares of any Obligor or Material Subsidiary or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

23.15	Acceleration

23.15.1

If an Event of Default is continuing, the Facility Agent may, by notice to the Borrower and without prejudice to any other rights or remedies which a Finance Party may have under any Finance Document or at law:

(a)	cancel all or any part of the Total Commitments (whereupon they shall immediately be cancelled);

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other Senior Facility Outstandings under a Senior Facility:

(i)	are immediately due and payable (whereupon they shall become immediately due and payable); and/or

(ii)	are payable on demand (whereupon they shall immediately become payable on demand by the Facility Agent); and/or

(c)	claim immediate payment of all or part of any Utilisations and other Senior Facility Outstandings (whereupon they shall be immediately payable); and/or

(d)	exercise or inform the Finance Partiers that they may exercise any or all of their rights, remedies, powers or discretions under the Security Documents.

SECTION 8
CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	Cessions and delegations by the Lenders

24.1.1

Subject to this Clause 24, a Lender (the Existing Lender) may cede and/or delegate (a Transfer) any or all of its rights and/or obligations under this Agreement, any Senior Facility Agreement to which it is a party and/or under any other Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a New Lender).

24.1.2	Each Obligor consents to any splitting of claims which may arise as a result of a Transfer implemented under this Agreement.

24.2	Conditions of Transfer

24.2.1	The consent of the Borrower is not required for a Transfer by an Existing Lender if:

(a)	the New Lender is another Lender or an Affiliate of a Lender;

(b)	the New Lender is a person identified in Schedule 8 (Acceptable Lenders); or

(c)	an Event of Default is continuing.

Except as detailed above, the express consent of the Borrower is required for a Transfer to a prospective New Lender. Where the consent of the Borrower to a Transfer is required that consent must not be unreasonably withheld or delayed.

24.2.2	The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it, unless consent is expressly refused by the Borrower within that time.

24.2.3	A Transfer will only be effective if the procedure set out in Clause 24.4 is complied with.

24.2.4

Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Limitation of responsibility of Existing Lenders

24.3.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

24.3.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.3.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-Transfer from a New Lender of any of the rights and obligations Transferred under this Clause 24; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.4	Procedure for transfer

24.4.1

Subject to the conditions set out in Clause 24.2 a Transfer is effected in accordance with Clause 24.4.3 when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Clause 24.4.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

24.4.2

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations that apply to it (if any) in relation to the transfer to such New Lender.

24.4.3	On the Transfer Date:

(a)

the Transfer shall take effect under the Finance Documents so that the rights and/or obligations which are the subject of the Transfer shall be ceded and delegated by the Existing Lender to the New Lender (being the Transferred Rights and Obligations);

(b)	each of the Obligors shall perform their obligations and exercise their rights in relation to the Transferred Rights and Obligations in favour of or against the New Lender, as the case may be;

(c)

the Facility Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Senior Lender with the rights and/or obligations comprising the Transferred Rights and Obligations;

(d)	the Existing Lender shall be released from further obligations to each other Lender under the Finance Documents to the extent of the Transferred Rights and Obligations; and

(e)	the New Lender shall become a Party as a Lender.

24.5	Costs resulting from a change of Lender

If:

24.5.1	a Lender Transfers any of its rights or obligations under the Finance Documents; and

24.5.2

as a result of circumstances existing at the date the Transfer occurs, an Obligor would be obliged to make a Tax Payment (as defined in Clause 13 (Tax Gross-up and Indemnities) or pay any Increased Cost (as defined in Clause 14 (Changes in Costs)), then, unless the Transfer is made by a Lender in order to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if the Transfer had not occurred.

24.6	Copy of Transfer Certificate to Borrower

The Facility Agent shall send to the Borrower a copy of each Transfer Certificate executed by it in accordance with Clause 24.4.1 as soon as reasonably practicable after it has executed any such Transfer Certificate.

25.	CHANGES TO THE OBLIGORS

25.1	Transfers by the Obligors

No Obligor may cede any of its rights or delegate any of its obligations under the Finance Documents.

25.2	Additional Guarantors

25.2.1	If the Borrower:

(a)	requests that a member of the Group becomes an Additional Guarantor; or

(b)	is required under this Agreement to ensure that any member of the Group becomes an Additional Guarantor,

it must give not less than 10 Business Days' prior notice to the Facility Agent.

25.2.2

The Borrower must ensure that any member of the Group which is required to become a Guarantor under this Agreement supplies to the Facility Agent all the documents and evidence set out in Part II of Schedule 2 (Conditions Precedent), in form and substance satisfactory to it.

25.2.3	The relevant member of the Group will become an Additional Guarantor on the date of the Accession Letter executed by it.

25.2.4	The Borrower must comply with Clause 25.2.1 within 14 days of any member of the Group becoming a Material Subsidiary.

25.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.4	Resignation of a Guarantor

25.4.1	The Borrower may request that a Guarantor (other than the Borrower) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

25.4.2	The Facility Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(a)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and

(b)	all the Lenders have consented to the Borrower's request.

SECTION 9
THE FINANCE PARTIES

26.	THE ADMINISTRATIVE PARTIES

26.1	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.2	Facility Agent

26.2.1

Under the Intercreditor Agreement each Lender has appointed the Facility Agent to act as its facility agent under and in connection with the Finance Documents including, in respect of the Senior Facilities, the disbursement of Loans, the receipt of amounts payable to the Lenders under the Finance Documents, any amendments of, or waivers or consents under, the applicable Finance Documents, the receipt of documents and information required to be delivered to the Lenders under the Finance Documents, the receipt of notices from the Borrower to the Finance Parties (or any of them) under the Finance Documents, and the giving of notices to the Borrower by the Finance Parties (or any of them) under the Finance Documents (together, the Agency Matters).

26.2.2	A reference to the Facility Agent in any Finance Document, is a reference to the Facility Agent acting in its capacity as such.

26.2.3	The Obligors:

(a)

may assume that the Facility Agent is duly authorised to represent the other Finance Parties in all Agency Matters and that all actions taken by the Facility Agent in connection with an Agency Matter are duly authorised;

(b)	are not entitled nor obliged directly to deal with, or act on the instructions of, a Finance Party other than the Facility Agent, unless expressly otherwise provided in a Finance Document.

26.2.4

A reference in a Finance Document to any action undertaken or required to be undertaken by the Facility Agent in relation to an Agency Matter (including the exercise of any discretion under the Finance Documents) is a reference to the Facility Agent acting as the duly authorised agent of the Finance Parties.

26.2.5

An Obligor shall have no claim against the Facility Agent for the recovery of any losses or damages which it may suffer as a result of anything which the Facility Agent does, or omits to do, in good faith in performing its functions as the Facility Agent under the Finance Documents.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

27.1.1

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made.

27.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with the Intercreditor Agreement towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party's rights

27.3.1

On a distribution by the Facility Agent under Clause 27.2 of a payment received by a Recovering Finance Party from that Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

27.3.2

If and to the extent that the Recovering Finance Party is not able to rely on its rights under Clause 27.3.1 (that is, an amount equal to the Sharing Payment is treated as having been paid by the relevant Obligor), the Obligors shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

27.4.1

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

27.4.2	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

27.5.1	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Obligors.

27.5.2

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

28.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	FINANCE PARTY RIGHTS

Clauses 26 (The Administrative Parties) to Clause 27 (Sharing Among the Finance Parties) are for the benefit of the Finance Parties only. The Obligors do not have any rights or benefits under those Clauses.

SECTION 10
ADMINISTRATION

30.	PAYMENT MECHANICS

30.1	Payments to the Facility Agent

30.1.1

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) in Rand for value by no later than 12h00 (Johannesburg time) on the due date and in such funds specified by the Facility Agent.

30.1.2

All such payments shall be made to such account in South Africa with such bank as the Facility Agent may specify by notice to the Borrower. Until otherwise notified by the Facility Agent from time to time, its bank account details for these purposes are as follows:

Bank:	First National Bank
Branch:	RMB Corporate Banking
Branch Number:	XXX
Account Number:	XXX
Account Name:	XXX
Reference:	XXX

30.2	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents.

30.3	Clawback

30.3.1

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.3.2

If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

30.4	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.5	Partial payments

30.5.1

Subject to Clause 7.11 (Application of partial prepayments) in respect of the application of partial payments as between the Senior Facility Lenders, if the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(b)	second, in or towards payment pro rata of any accrued interest, fees, Break Costs or commission due but unpaid under the Finance Documents;

(c)	third, in or towards payment pro rata of any principal due but unpaid under the Finance Documents;

(d)	fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

30.5.2	This Clause 30.5 will override any appropriation made by an Obligor other than in accordance with Clause 7.11.1 (Application of partial prepayments).

30.6	Business Days

30.6.1

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.6.2

During any extension of the due date for payment of any principal or Unpaid Sum under a Senior Facility Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date, subject to any provisions in a Senior Facility Agreement relating to the accrual and payment of default interest.

30.7	Currency of account

30.7.1	Subject to the provisions of this Clause below, Rand is the currency of account and payment for any sum due from an Obligor under any Finance Document.

30.7.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.7.3	Any amount expressed to be payable in a currency other than Rand shall be paid in that other currency.

30.8	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

30.8.1

the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

30.8.2

the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned Clause 30.8.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

30.8.3

the Facility Agent shall consult with the Finance Parties in relation to any changes mentioned in Clause 30.8.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

30.8.4

any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

30.8.5

the Facility Agent shall not be liable for any damages, costs or losses whatsoever arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.8; and

30.8.6	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 30.8.4.

31.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year).

33.	NOTICES

33.1	Communications in writing

33.1.1	Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.1.2

Communications in connection with a Finance Document (other than a Utilisation Request, a Compliance Certificate, a Transfer Certificate, an Accession Letter, a Resignation Letter, a notice of Default or any consent, waiver or agreement requested under a Finance Document) may also be given by email or any other form of electronic communication previously approved in writing by the Facility Agent.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

33.2.1	in the case of the Borrower:

Address:	6th Floor, President Place
Corner of Jan Smuts Avenue and Bolton Road
Rosebank
2196
Email address:	hermank@net1.com
Fax number:	+27 (11) 880 7080
For the attention of:	Herman Kotze

33.2.2	in the case of each other Obligor, the address and other details specified for the Borrower in Clause 33.2.1;

33.2.3	in the case of the Facility Agent (in its capacity as such):

Address:	1 Merchant Place
14th Floor
Cnr Fredman Drive and Rivonia Road
Sandton, 2196

Email address:	Ravana.chetty@rmb.co.za
Thabo.lukhaimane@rmb.co.za
Ziyaad.manie@rmb.co.za

Fax number:	+27 (11) 282 4043

For the attention of:	Head of Transaction Management - Investment Banking
Division

33.2.4	in the case of each Original Senior Lender (in its capacity as such), the address and other details specified opposite its name in Part II of Schedule 1 (The Original Parties);

33.2.5	in the case of any other Lender or Obligor, those details notified in writing to the Facility Agent on or before the date on which it becomes a Party,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

33.3	Domicilia

33.3.1

Each Party chooses its physical address provided under or pursuant to Clause 33.2 as its domicilium citandi et executandi at which documents in legal proceedings in connection with a Finance Document may be served.

33.3.2

Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Parties under Clause 33.4.

33.4	Delivery

33.4.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will:

(a)	if by way of fax, be deemed to have been received on the first Business Day following the date of transmission provided that the fax is received in legible form;

(b)	if delivered by hand, be deemed to have been received at the time of delivery; and

(c)	if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending,

and provided, if a particular department or officer is specified as part of its address details under Clause 33.2, if such communication or document is addressed to that department or officer.

33.4.2

Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

33.5	Obligors

33.5.1	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

33.5.2	All communications under the Finance Documents to or from an Obligor (other than the Borrower) must be sent through the Borrower.

33.5.3	Each Obligor (other than the Borrower) irrevocably appoints the Borrower to act as its agent in relation to the Finance Documents and irrevocably authorises:

(a)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices, information and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf all documents under or in connection with the Finance Documents (including any Accession Letter), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices, information and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

33.5.4

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Borrower and any other Obligor, those of the Borrower shall prevail.

33.5.5	Any communication given to the Borrower in connection with a Finance Document will be deemed to have been given also to the other Obligors.

33.5.6	A Finance Party may assume that any communication made by the Borrower on behalf of an Obligor is made with the knowledge and consent of that Obligor.

33.6	Notification of address and fax number

Upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 33.2, or changing its own address or fax number, the Facility Agent shall notify the other Parties as soon as reasonably practicable.

33.7	Electronic communication

33.7.1

Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

33.7.2

Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

33.8	English language

Any notice or other document given under or in connection with any Finance Document must be in English.

34.	AMENDMENTS AND WAIVERS

34.1

A term of the Finance Documents may be amended or waived only with the consent of the Facility Agent (acting on the instructions of the applicable Finance Parties under the Intercreditor Agreement) and the Obligors.

34.2	The Facility Agent may effect and execute, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.3	No amendment or waiver contemplated by this Clause 34 shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

34.4

An amendment of any provision of Clauses 26 (The Administrative Parties) may be effected without the consent of or notice to any Obligor, provided that such amendment does not place any additional obligation or liability on any Obligor.

35.	CONFIDENTIALITY

35.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

35.2.1

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

35.2.2	to any other person:

(a)

to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and obligations under this Agreement and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)

appointed by any Finance Party or by a person to whom paragraphs (a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (a) or (b) above;

(e)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g)	who is a Party; or

(h)	with the express prior consent of the Borrower,appropriate if:

in each case, such Confidential Information as that Finance Party shall consider

(i)

in relation to paragraphs (a), (b) and (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)

in relation to paragraph (d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(iii)

in relation to paragraphs (e), (f) and (g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

35.2.3

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

35.3	Entire agreement

This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

35.5.1

of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2.2(d) above except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

35.5.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.6	Continuing obligations

The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

35.6.1

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

35.6.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

36.	GENERAL PROVISIONS

36.1	Sole agreement

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

36.2	No implied terms

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in a Finance Document.

36.3	Rights and remedies

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies of each Finance Party under the Finance Documents:

36.3.1	are cumulative and not exclusive of its rights under the general law

36.3.2	may be exercised as often as the Finance Party requires;

36.3.3	may be waived only in writing and specifically.

Delay in the exercise or non-exercise of any right is not a waiver of that right.

36.4	Extensions and waivers

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation or enforcement of any right under a Finance Document, and no single or partial exercise of any right by any Party, shall be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights under or in connection with a Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of a Finance Document.

36.5	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term inoperable in this Clause 36.5 shall include, without limitation, inoperable by way of suspension or cancellation.

36.6	Renunciation of benefits

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

36.7	Further assurances

Each Obligor must perform, or procure the performance, of all further things, and execute and deliver (or procure the execution and delivery) of all further documents, as may be required by any applicable law or regulation or as may be necessary or desirable to implement or give effect to this Agreement and the other Finance Documents and the transactions contemplated therein.

36.8	Independent advice

Each Obligor acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each Obligor acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

36.9	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

38.	JURISDICTION

38.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of a Finance Document or any non-contractual obligation arising out of or in connection with a Finance Document) (a dispute).

38.2

The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle disputes. The Parties agree not to argue to the contrary and waive objection to this court on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

38.3

This Clause 38 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a dispute in any other court with jurisdiction. To the extent allowed by law, a Finance Party may take concurrent proceedings in any number of jurisdictions.

39.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION IN ANY UNITED STATES FEDERAL OR STATE COURT DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCE DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER/GUARANTOR RELATIONSHIP. Each party hereto hereby acknowledges that this waiver is a material inducement to enter into a business relationship, it has relied on this waiver in entering into this Agreement, and it will continue to rely on this waiver in related future dealings. Each party hereto hereby further warrants and represents that it has reviewed this waiver with its legal counsel and it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED OTHER THAN BY A WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE 39 AND EXECUTED BY EACH OF THE PARTIES HERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

40.	WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally:

40.1

agrees not to claim any immunity from suit, execution, attachment or other legal process brought by a Finance Party against it in relation to a Finance Document, and to ensure that no such claim is made on its behalf;

40.2	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

40.3	waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I
The Original Obligors

	Name of Borrower	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Net1 Applied Technologies South Africa Proprietary Limited	South Africa	2002/031446/07

	Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Net1 UEPS Technologies, Inc.	State of Florida, United States	N/A
2.	Net1 Applied Technologies South Africa Proprietary Limited	South Africa	2002/031446/07
3.	Cash Paymaster Services Proprietary Limited	South Africa	1971/007195/07
4.	EasyPay Proprietary Limited	South Africa	1983/008597/07
5.	Manje Mobile Electronic Payment Services Proprietary Limited	South Africa	2008/004377/07
6.	Moneyline Financial Services Proprietary Limited	South Africa	1998/020799/07
7.	Net1 FIHRST Holdings Proprietary Limited	South Africa	2009/022023/07
8.	Net1 Finance Holdings Proprietary Limited	South Africa	1998/020801/07
9.	Net1 Mobile Solutions Proprietary Limited	South Africa	2006/009851/07
10.	Net1 Universal Electronic Technological Solutions Proprietary Limited	South Africa	2009/001034/07
11.	Prism Holdings Proprietary Limited	South Africa	1998/018949/07
12.	Prism Payment Technologies Proprietary Limited	South Africa	1990/005062/07
13.	RMT Systems Proprietary Limited	South Africa	2001/028826/07

Part II
The Original Senior Lenders

Original Senior Lender [Column 2]	Address for Purposes of Clause 33 (Notices) [Column 3]	Senior Facility A Commitment [Column 4]	Senior Facility B Commitment [Column 5]	Senior Facility D Commitment [Column 6]
1	FirstRand Bank Limited (acting through its Rand Merchant Bank division)	1 Merchant Place, 14th Floor
Cnr Fredman Drive and Rivonia Road
Sandton, 2196
Fax: +27 11 282 4056
Email: Ravana.chetty@rmb.co.za,
Thabo.lukhaimane@rmb.co.za,
Ziyaad.manie@rmb.co.za
Att: Head of Transaction Management:
	Investment Banking	R600,000,000	R400,000,000	R210,000,000
Nedbank Limited (acting through its Corporate and Investment Banking division)	Leveraged Finance 3rd Floor, Block F 135 Rivonia Campus 135 Rivonia Road Sandton, 2196 Email: levfin@nedbank.co.za Att: Deal Manager	R150,000,000	R100,000,000	Nil
		R750,000,000	R500,000,000	R210,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I
Conditions Precedent to initial Utilisation

1.	ORIGINAL OBLIGORS

1.1	A copy of the constitutional documents of each Original Obligor.

1.2	A copy of a resolution of the board of directors of each Original Obligor and other members of the Group which are party to a Finance Document:

1.2.1	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

1.2.2

authorising it, for all purposes required under sections 45 and/or 46 of the Companies Act (as applicable), to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into the Finance Documents to which it is a party;

1.2.3	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

1.2.4

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3

A copy of a special resolution duly passed by the holders of the issued shares of each Original Guarantor authorising it, for all purposes required under section 45 of the Companies Act, to provide the "financial assistance" that may arise as a result of its entry into the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2.

1.5	A certificate of the Borrower and each other Original Obligor (signed by a director or other authorised signatory):

1.5.1	confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.5.2	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Closing Date.

1.6	A certificate of the Borrower (signed by a director or other authorised signatory) confirming as at the Closing Date that:

1.6.1	no Default or Event of Default has occurred or is continuing or will result from the execution of the Finance Documents;

1.6.2	the representations and warranties set out in Clause 19 (Representations) are true and correct in all respects;

1.6.3	that no event or series of events or circumstances has occurred or arisen which, in the Borrower’s opinion, is likely to have a Material Adverse Effect;

1.6.4

that no investigation, litigation, arbitration or administrative proceedings of or before any court, arbitral body, competent competition authority or other regulatory authority or government agency which, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect have, to the best of its knowledge and belief, been started or threatened against it or any member of the Group.

1.7

If such Original Obligor is a US Guarantor, a certificate as to the existence and good standing (including verification of tax status, if generally available) of such US Guarantor from the appropriate governmental authorities in such US Guarantor’s jurisdiction of organisation, in form and substance satisfactory to the Facility Agent and its counsel.

1.8

If such Original Obligor is a US Guarantor, a solvency certificate signed by the chief financial officer or chief accounting officer of such Obligor in form and substance satisfactory to the Facility Agent and its counsel.

2.	Legal opinions

2.1

A legal opinion of Webber Wentzel, legal advisers to the Finance Parties, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement in respect of the legality, validity and enforceability of the Finance Documents.

2.2

A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Obligors in South Africa, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement, in respect of the capacity, powers and authority of those members of the Group incorporated in South Africa which are party to the Finance Documents, to enter into and perform their obligations under the Finance Documents and the due execution of those documents.

2.3

A legal opinion of DLA Piper, legal advisers to the Finance Parties in the US, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement, in respect of the capacity, powers and authority of those members of the Group incorporated in the US which are party to the Finance Documents, to enter into and perform their obligations under the Finance Documents and the due execution of those documents.

2.4

A legal opinion of Bowman Gilfillan, legal advisers to Cell C, addressed to the Facility Agent for and on behalf of the Finance Parties, substantially in the form distributed to the Original Senior Lenders prior to signing this Agreement, in respect of the validity of the allotment and issue of the Cell C Shares to the Borrower.

3.	Finance Documents

3.1	An original of each of the following Finance Documents duly entered into by each Party to it:

3.1.1	this Agreement;

3.1.2	the Senior Facility A Agreement;

3.1.3	the Senior Facility B Agreement;

3.1.4	the Senior Facility C Agreement;

3.1.5	the Subordination Agreement;

3.1.6	the Master Implementation and Funds Flow Agreement;

3.1.7	the Security Cession & Pledge;

3.1.8	the Fee Letters; and

3.1.9	any other executed Finance Documents.

3.2	The following documents of title in relation to the shares and other securities that are subject to Transaction Security:

3.2.1	the original share certificates (or applicable certificates of title in respect of other securities);

3.2.2	an original securities transfer form duly executed by the Borrower (undated and left blank as to the transferee);

3.2.3

a resolution by the directors of each company the shares of which are subject to Transaction Security, acknowledging the pledge and agreeing to give effect to any transfer of shares that may occur as a result;

3.2.4	a duly executed waiver of pre-emptive or similar rights by the shareholders of DNI, and all other documents of title required to be provided under any Security Documents.

3.3

A copy of all notices required to be sent, acknowledgements required to be delivered and other documents required to be executed under the Security Documents, duly executed by the persons party thereto.

4.	Subscription Agreement

A copy of the Subscription Agreement.

5.	Credit Approval

The approval of the credit committee of each Original Lender of the grant of the Facilities to the Borrower under the Finance Documents.

6.	Regulatory authorisations

All regulatory approvals required for the implementation of the transactions contemplated by the Finance Documents (including to the extent that any such approval is required to establish any Security under the Security Documents).

7.	Know Your Customer Requirements

Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) to carry out and be satisfied that it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

8.	Financial information

A copy of the Original Financial Statements.

9.	Other documents and evidence

9.1	A copy of the Group Structure Chart.

9.2	A certificate from an authorised signatory of the Borrower confirming that:

9.2.1

no term of any Transaction Document (as defined in the Master Implementation and Funds Flow Agreement) to which it is a party has been waived or amended without the written agreement of the Facility Agent;

9.2.2

where the Borrower is party to a Transaction Document (as defined in the Master Implementation and Funds Flow Agreement), that document is unconditional, and where any suspensive condition thereto has been waived, such waiver is in compliance with paragraph 9.2.1 and where the Borrower is not a party to a Transaction Document (as defined in the Master Implementation and Funds Flow Agreement), the CP Satisfaction Letter (as defined in the Master Implementation and Funds Flow Agreement) relating to that document has been delivered as contemplated in clause 2.1 of the Master Implementation and Funds Flow Agreement; and

9.2.3

neither Holdco nor any other Obligor is entitled to terminate any Transaction Document (as defined in the Master Implementation and Funds Flow Agreement) to which it is a party or to refuse to complete the Transaction (as defined in the Master Implementation and Funds Flow Agreement).

9.3	Evidence that an amount of not less than R1,250,000,000 is standing to the credit of the Net1 Funds Flow Account (as defined in the Master Implementation and Funds Flow Agreement).

9.4	Evidence that the Borrower has acquired the DNI Shares.

9.5

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part II

Conditions Precedent Required to be

Delivered by an Additional Guarantor

10.	An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

11.	A copy of the constitutional documents of the Additional Guarantor.

12.	A copy of a resolution of the board of directors of the Additional Guarantor:

12.1	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

12.2

in the case of an Additional Guarantor, authorising it, for all purposes required under sections 45 and 46 of the Companies Act, to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into the Finance Documents to which it is a party (or, in the case of any Additional Guarantor incorporated in a jurisdiction other than South Africa, any equivalent authorisations required under the laws of such jurisdiction);

12.3	authorising a specified person or persons to execute the Accession Letter on its behalf; and

12.4

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

13.

A copy of a special resolution duly passed by the holders of the issued shares of an Additional Guarantor authorising it, for all purposes required under section 45 of the Companies Act, to provide the "financial assistance" that may arise as a result of its entry into the Finance Documents to which it is a party (or in the case of any Additional Guarantor incorporated in a jurisdiction other than South Africa, any equivalent authorisations required under the laws of such jurisdiction).

14.

To the extent required with reference to the constitutional documents of an Additional Guarantor, a copy of a resolution duly passed by the holders of the issued shares of that Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party.

15.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 12.

16.

A certificate of the Additional Guarantor (signed by a director) confirming that borrowing and/or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

17.

A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

18.

If such Additional Guarantor is a US Guarantor, a certificate as to the existence and good standing (including verification of tax status, if generally available) of such US Guarantor from the appropriate governmental authorities in such US Guarantor’s jurisdiction of organisation, in form and substance satisfactory to the Facility Agent and its counsel.

19.

If such Additional Guarantor is a US Guarantor, a solvency certificate signed by the chief financial officer or chief accounting officer of such Obligor in form and substance satisfactory to the Facility Agent and its counsel.

20.	If available, the latest audited financial statements of the Additional Guarantor.

21.	All necessary regulatory approvals to the satisfaction of the Facility Agent required for the accession of the Additional Guarantor.

22.	A legal opinion of Webber Wentzel, legal advisers to the Finance Parties and the Facility Agent in South Africa.

23.	A legal opinion of [•], legal advisers to the Obligors in South Africa.

24.	In relation to any Additional Guarantor incorporated in a jurisdiction other than South Africa, a legal opinion from legal counsel in that jurisdiction acceptable to the Facility Agreement.

25.

If the Additional Guarantor is incorporated in a jurisdiction other than South Africa, a legal opinion of the legal advisers to the Finance Parties in the jurisdiction in which the Additional Guarantor is incorporated.

26.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF TRANSFER CERTIFICATE

To:	[Facility Agent], as Facility Agent
[•]
[•]

From:	[The Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

[•] , 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Common Terms Agreement, dated [•], 2017
(the Agreement)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 24.4 (Procedure for transfer).

3.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by cession and delegation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.4 (Procedure for transfer).

4.	The proposed Transfer Date is [•] .

5.	The address of the New Lender, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

6.	On and with effect from the Transfer Date the New Lender:

6.1	becomes party to the Agreement as a [Senior Facility A Lender]/[Senior Facility B Lender]/[Senior Facility C Lender]/[Senior Facility D Lender];

6.2	becomes party to the Intercreditor Agreement;

6.3	undertakes to perform all the obligations expressed in the Agreement, the Intercreditor Agreement and other applicable Finance Documents to be assumed by a Lender; and

6.4

agrees that it shall be bound by all the provisions of the Agreement, the Intercreditor Agreement and other applicable Finance Documents as if it had been an original party to those Finance Documents as a Lender.

7.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 24.3 (Limitation of responsibility of Existing Lenders).

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by South African law.

10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[EXISTING LENDER]

By:

[NEW LENDER]

By:

[FACILITY AGENT]

By:

As Facility Agent and for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender) [and each of the parties to the Intercreditor Agreement (other than the Existing Lender and the New Lender)].

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in security in all cases. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's security and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details, including applicable Commitment (or part) and participation in Loans]

Part 1

Commitments

Senior Facility A Commitment	Senior Facility B Commitment	Senior Facility C Commitment	Senior Facility D Commitment
[•]	[•]	[•]	[•]

Part 2

Participations In Loans

Senior Facility A Loans	Senior Facility B Loans	Senior Facility C Loans	Senior Facility D Loans
[•]	[•]	[•]	[•]

Part 3

Administrative Details of the New Lender

[Insert details of address for notices and payment details, etc]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•] .

[Facility Agent]

By:

SCHEDULE 4

FORMS OF ACCESSION LETTER

PART I : ADDITIONAL GUARANTORS

To:	[Facility Agent], as Facility Agent
[•]
[•]

From:	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

And:	[SUBSIDIARY]

[•] , 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Common Terms Agreement, dated [•], 2017
(the Agreement)

1.	We refer to:

1.1	the Agreement; and

1.2	the Security Cession & Pledge (as defined in the Agreement).

2.	This is an Accession Letter. Terms defined in the Agreement have the same meaning in this

Accession Letter unless given a different meaning in this Accession Letter.

3.

[Subsidiary] agrees, with effect from the date of this Accession Letter, to become an Additional Guarantor under the Agreement and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 25.2 (Additional Guarantors) of the Agreement.

4.	[Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

5.	[Subsidiary's] administrative details are as follows:

Address: [•]

Fax No: [•]

Attention: [•]

6.	The Repeating Representations are correct on the date of this Accession Letter.

7.	This Accession Letter is a Finance Document.

8.	This Accession Letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter.

9.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by South African law.

NET1 APPLIED TECHNOLOGIES SOUTH	[SUBSIDIARY]
AFRICA PROPRIETARY LIMITED

By:	By:

Accepted by the Facility Agent:

For and on behalf of:	For and on behalf of:
[Facility Agent]	[Facility Agent]
Name:	Name:
Office:	Office:
Date:	Date:
(who warrants his authority)	(who warrants his authority)

SCHEDULE 5

FORM OF RESIGNATION LETTER

To:	[FACILITY AGENT], as Facility Agent
[•]
[•]

From:	[RESIGNING GUARANTOR] and NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

[•] , 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Common Terms Agreement, dated [•], 2017
(the Agreement)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to clause 25.4 (Resignation of a Guarantor) of the Agreement, we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that no Default is continuing or would result from the acceptance of this request.

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by South African law.

5.	Yours faithfully,

Signed:
	Director	Director
	Net1 Applied Technologies South Africa Proprietary Limited	[Resigning Guarantor]

Accepted by the Facility Agent:

For and on behalf of:	For and on behalf of:
[Facility Agent]	[Facility Agent]
Name:	Name:
Office:	Office:
Date:	Date:
(who warrants his authority)	(who warrants his authority)

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[Facility Agent], as Facility Agent
[•]
[•]

From:	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

[•] , 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Common Terms Agreement, dated [•], 2017
(the Agreement)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date] the following financial ratios referred to in Clause 21 (Financial Covenants) were at the levels set out below:

	Financial Covenant Ratio	As Calculated	Covenant Level	Compliance [Y / N]
1.	Total Net Leverage Ratio	[•]	[•]	[•]

3.	We set out below calculations establishing the figures in paragraph 2 above:

[•]

4.	We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[•]

5.

We confirm that the [financial statements]/[management accounts] which this compliance certificate accompanies fairly represents the financial condition of the Group as at the date as to which those [financial statements]/[management accounts] were drawn up.

6.	[We confirm that no Default is continuing as at [relevant testing date].]*

Yours faithfully,

____________________________

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

2. Ex 10.84 Amendment & Restatement Agreement.DOC

Signed:
	Director	Director
	Net1 Applied Technologies South Africa	Net1 Applied Technologies South Africa
	Proprietary Limited	Proprietary Limited

SCHEDULE 7

FORM OF AUDITORS CERTIFICATION

[TO BE PLACED ON AUDITOR’S LETTERHEAD]

To:	[Facility Agent], as Facility Agent
[•]
[•]

From:	[The Auditors of Net1 Applied Technologies South Africa Proprietary Limited]

[•] , 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Compliance Certificate in relation to the Common Terms Agreement, dated [•], 2017
(the Agreement)

1.	We refer to:

1.1	the Agreement; and

1.2	the Compliance Certificate (as defined in the Agreement) delivered by Net1 Applied Technologies South Africa Proprietary Limited to the Facility Agent on [•] , 201[•] (the [•] , 201[•] Certificate).

2.

We have performed the procedures required by you in the review of the Compliance Certificate delivered by Net1 Applied Technologies South Africa Proprietary Limited to the Facility Agent on [•] , 201[•] . Our engagement was undertaken in accordance with the International Standard on Related Services applicable to agreed-upon procedures engagements. The procedures below were performed solely to report to you in terms of the Agreement. We have performed the following procedures:

2.1	We have obtained the [financial statements]/[management accounts] for the relevant Measurement Period of the [•] , 201[•] Certificate

2.2

We have extracted the accounting policies in relation to the [financial statements] / [management accounts] and scrutinised the [financial statements] / [management accounts] for any indications of deviations from the relevant accounting policies.

2.3

We obtained the detailed calculations in relation to the Financial Covenants (as defined in the Agreement) and compared these to what is set out in Clause 3 of the [•] , 201[•] Certificate, as well as agree with the results to those calculations set out in Clause 2 of the [•] , 201[•] Certificate.

2.4

We agree that the Group revenue amounts in Clause 7 of the [•] , 201[•] Certificate are consistent with the [financial statements]/[management accounts] and with the Agreement, as well as agree with the results of the calculations set out in Clause 7.5 of the [•] , 201[•] Certificate.

2.5	We agree that the amounts detailed in the above calculations are consistent with the [financial statements] / [management accounts].

2.6	We have checked the mathematical accuracy of all calculations set out in the [•], 201[•] Certificate.

2.7	We have scrutinised the [financial statements]/[management accounts] for any amounts or transactions that should, in our opinion, be included in the above calculations but has not been.

3.

Because the above procedure does not constitute either an audit or a review made in accordance with statements of International Auditing Standards, we do not express any assurance thereon. Had we performed additional procedures or had we performed an audit or review of the financial statements in accordance with International Auditing Standards, other matters might have come to our attention that would have been reported to you. Our report is solely for the purpose set out in paragraphs 1 and 2 of the report and for your information, and is not to be used for any other purpose, nor to be distributed to any other parties. This report relates only to the matters specified above, and does not extend to any financial statements of the entity taken as a whole.

7.	Yours faithfully,

..................................................

[The Auditors of Net1 Applied Technologies South Africa Proprietary Limited]

Accepted by the Facility Agent:

For and on behalf of:	For and on behalf of:
[Facility Agent]	[Facility Agent]

Name:	Name:

Office:	Office:

Date:	Date:

(who warrants his authority)	(who warrants his authority)

SCHEDULE 8

ACCEPTABLE LENDERS

1.	Local Banks

FirstRand Bank Limited
Investec Bank Limited
Nedbank Limited
The Standard Bank of South Africa Limited

2.	Foreign Banks

Bank of China Limited
China Construction Bank Corporation
China Development Bank Limited
HSBC Bank PLC
KfW IPEX-Bank GmbH
Standard Chartered Bank Limited
State Bank of India

3.	Financial Institutions

Absa Fund Managers Limited
Allan Gray Proprietary Limited
Ashburton Fund Managers Proprietary Limited
Atlantic Asset Management
Cadiz Asset Management Proprietary Limited
Coronation Fund Managers Limited
Element Fund Management Proprietary Limited
Futuregrowth Limited
Grindrod Asset Management Proprietary Limited
Investec Asset Management Proprietary Limited
Liberty Group Limited
Marriott Asset Management Proprietary Limited
MMI Holdings Limited
MMI Group Limited
Momentum Asset Management Proprietary Limited
Old Mutual Investment Group (South Africa) Proprietary Limited
Old Mutual Life Assurance Company (South Africa) Limited
Old Mutual Specialised Finance Proprietary Limited
Prescient Investment Management Proprietary Limited
Prowess Investment Management Managers Proprietary Limited
Prudential Portfolio Managers South Africa Proprietary Limited
Public Investment Corporation Limited
Sanlam Capital Markets Proprietary Limited
Sanlam Life Insurance Limited
Santam Limited
Stanlib Limited
Taquanta Investment Holdings Proprietary Limited

4.	Affiliates

Any affiliates, Subsidiaries or Holding Companies of, or any bona fide and established trust or fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets managed by any of the banks or financial institutions listed in this schedule that are not hedge funds.

SCHEDULE 9

FORM OF CONFIDENTIALITY UNDERTAKING

To:	[Insert name of Potential Purchaser/Purchaser’s agent/broker]
[•]
[•]

[•], 201[•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Common Terms Agreement, dated [•], 2017
(the Agreement)

We understand that you are considering [acquiring]2 [arranging the acquisition of]3 an interest in the Facilities (the Acquisition). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

27.	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph [2.2 or] 2.3) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

28.	PERMITTED DISCLOSURE

We agree that you may disclose Confidential Information:

28.1

to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

28.2	[subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

28.3

subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

___________________________
[2]	Delete if addressee is acting as broker or agent.
[3]	Delete if addressee is acting as principal.

28.4

(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

29.	NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2.4 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

30.	RETURN OF COPIES

If we so requested in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2 above.

31.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) 12 (twelve) months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2.4 above) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

32.	NO REPRESENTATION, CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

32.1

neither we [nor our principal][4] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

___________________________
[4]	Delete if letter is sent out by the Seller rather than the Seller’s broker or agent.

32.2

we [or our principal][5] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

33.	SOLE AGREEMENT, NO IMPLIED TERMS, NO VARIATION, EXTENSIONS AND WAIVERS

33.1	This letter constitutes the sole record of the agreement between us and you (each, a Party, and collectively the Parties) in regard to the subject matter hereof.

33.2	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this letter.

33.3

No addition to, variation or consensual cancellation of this letter and no extension of time, waiver or relaxation or suspension of any of the provisions or terms hereof shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

33.4

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this letter and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this letter or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

34.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

35.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given by the benefit of [our principal][6] the Borrower and each other member of the Group.

36.	GOVERNING LAW AND JURISDICTION

This letter (including the agreement constituted by your acknowledgment of its terms) shall be governed by and construed in accordance with the laws of South Africa and the parties submit to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that Division) in regard to all matters arising from this letter.

___________________________
[5]	Delete if letter is sent out by the Seller rather than the Seller’s broker or agent.
[6]	Delete if letter is sent out by the Seller rather than the Seller’s broker or agent.

37.	DEFINITIONS

In this letter, terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

Borrower shall bear the meaning defined in the Agreement;

Confidential Information means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

Group shall bear the meaning defined in the Agreement;

Permitted Purpose means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of][7] considering and evaluating whether to enter into the Acquisition; and

Purchaser Group means you, and each of your affiliates.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

___________________________
[7]	Delete if addressee is acting as principal.

SCHEDULE 10

DISCLOSURE SCHEDULE

SCHEDULE 11

DORMANT SUBSIDIARIES

	Name of Dormant Subsidiary	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
1.	Cash Paymaster Services (Kwa-Zulu Natal) Proprietary Limited	South Africa	1997/013382/07
2.	Cash Paymaster Services (Northern) Proprietary Limited	South Africa	1996/017600/07
3.	Cash Paymaster Services (Northwest) Proprietary Limited	South Africa	1996/011197/07
4.	Friedland 035 Investments Proprietary Limited	South Africa	2000/003245/07

SIGNATURE PAGE

THE BORROWER

/s/ Herman G. Kotzé
For and on behalf of:
Net1 Applied Technologies South Africa
Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

HOLDCO

/s/ Herman G. Kotzé
For and on behalf of:
Net1 UEPS Technologies, Inc

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 UEPS Technologies, Inc.

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 Applied Technologies South Africa
Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Cash Paymaster Services Proprietary
Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
EasyPay Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Manje Mobile Electronic Payment
Services Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Moneyline Financial Services
Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 FIHRST Holdings Proprietary
Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 Finance Holdings Proprietary
Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 Mobile Solutions Proprietary
Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Net1 Universal Electronic Technological
Solutions Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Prism Holdings Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
Prism Payment Technologies
Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

ORIGINAL GUARANTOR

/s/ Herman G. Kotzé
For and on behalf of:
RMT Systems Proprietary Limited

Name:	Herman G. Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

FACILITY AGENT

/s/ Sundeep Naran	/s/ Ziyaad Manie

For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name:	Sundeep Naran	Name:	Z Manie

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ARRANGER

/s/ Sundeep Naran	/s/ Ziyaad Manie

For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name:	Sundeep Naran	Name:	Z Manie

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ARRANGER

/s/ Paul Bailey	/s/ Gertrude Dube

For and on behalf of:	For and on behalf of:
Nedbank Limited (acting through its	Nedbank Limited (acting through its
Corporate and Investment Banking	Corporate and Investment Banking
division)	division)

Name:	Paul Bailey	Name:	Gertrude Dube

Office:	Authorised Signatory	Office:	Authorised Signatory

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ORIGINAL SENIOR LENDER

/s/ Sundeep Naran	/s/ Ziyaad Manie

For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name:	Sundeep Naran	Name:	Z Manie

Office:	Authorised	Office:	Authorised

	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ORIGINAL SENIOR LENDER

/s/ Paul Bailey	/s/ Gertrude Dube

For and on behalf of:	For and on behalf of:
Nedbank Limited (acting through its	Nedbank Limited (acting through its
Corporate and Investment Banking	Corporate and Investment Banking
division)	division)

Name:	Paul Bailey	Name:	Gertrude Dube

Office:	Authorised Signatory	Office:	Authorised Signatory

	(who warrants his authority)		(who warrants his authority)